     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 23, 2001


                                                      REGISTRATION NO. 333-18053
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------
                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         POST-EFFECTIVE AMENDMENT NO. 5
                                   ----------

                          PRUCO LIFE INSURANCE COMPANY
                                  OF NEW JERSEY
                           (Exact Name of Registrant)

                                   NEW JERSEY
         (State or other jurisdiction of incorporation or organization)
                                   22-2426091
                     (I.R.S. Employer Identification Number)

                 C/O PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
                              213 WASHINGTON STREET
                          NEWARK, NEW JERSEY 07102-2992
                                 (973) 802-5740
          (Address and telephone number of principal executive offices)
                                   ----------

                                THOMAS C. CASTANO
                               ASSISTANT SECRETARY
                   PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
                              213 WASHINGTON STREET
                          NEWARK, NEW JERSEY 07102-2992
                                 (973) 802-4780
            (Name, address and telephone number of agent for service)

                                   Copies to:

          CHRISTOPHER E. PALMER                    ADAM SCARAMELLA
             SHEA & GARDNER                VICE PRESIDENT, CORPORATE COUNSEL
     1800 MASSACHUSETTS AVENUE, N.W.           THE PRUDENTIAL INSURANCE
         WASHINGTON, D.C. 20036                   COMPANY OF AMERICA
             (202) 828-2093                       213 WASHINGTON STREET
                                                  NEWARK, NJ 07102-2992
                                                    (973) 802-4940

================================================================================

Approximate date of commencement of proposed sale to the public--immediately upon effectiveness

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box .............................[X]


                        Calculation of Registration fee
--------------------------------------------------------------------------------
Title of each         Amount       Proposed          Proposed          Amount
class of               to          maximum           maximum             of
securities to          be          offering         aggregate       registration
be registered      registered*   price per unit*   offering price       fee**
--------------------------------------------------------------------------------
Market-value
adjustment
annuity contracts
(or modified
guaranteed
annuity
contracts)         150,000,000                       150,000,000        -0-

---------------
*   Securities are not issued in predetermined units

** Registration fee for these securities was paid at the time they were originally registered on Form S-1 as filed by Pruco Life Insurance Company of New Jersey on February 7, 1997. The current amount of registered, but unsold, securities is reported quarterly by the Registrant on Form 10-Q and annually on form 10-K.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission may determine.

                                     PART A

                      INFORMATION REQUIRED IN A PROSPECTUS

DISCOVERY SELECT(R)
--------------------------------------------------------------------------------
VARIABLE ANNUITY
--------------------------------------------------------------------------------

PROSPECTUS: MAY 1, 2001


This prospectus describes an individual variable annuity contract offered by Pruco Life Insurance Company of New Jersey (Pruco Life of New Jersey). Pruco Life of New Jersey is an indirect wholly-owned subsidiary of The Prudential Insurance Company of America.

The Funds
------------------------------------------------------------


Discovery Select offers a wide variety of investment choices, including 40 variable investment options that invest in mutual funds managed by these leading asset managers.


Prudential Investments

A I M Capital Management, Inc.

Alliance Capital Management L.P.
American Century

Credit Suisse Asset Management, LLC

Davis Selected Advisers, L.P.

Fidelity Management & Research Co.

Franklin Advisers

INVESCO Funds Group, Inc.

Janus Capital

Jennison Associates

MFS
Oppenheimer Capital

PIMCO

T. Rowe Price


Please Read this Prospectus

------------------------------------------------------------

Please read this prospectus before purchasing a Discovery Select variable annuity contract and keep it for future reference. Current prospectuses for each of the underlying mutual funds accompany this prospectus. These prospectuses contain important information about the mutual funds. Please read these prospectuses and keep them for reference.

To Learn More About Discovery Select
------------------------------------------------------------


To learn more about the Discovery Select variable annuity, you can request a copy of the Statement of Additional Information (SAI) dated May 1, 2001. The SAI has been filed with the Securities and Exchange Commission (SEC) and is legally a part of this prospectus. Pruco Life of New Jersey also files other reports with the SEC. All of these filings can be reviewed and copied at the SEC's offices, and can also be obtained from the SEC's Public Reference Section, 450 5th Street N.W., Washington, D.C. 20549. The SEC also maintains a Web site (http://www.sec.gov) that contains the Discovery Select SAI, material incorporated by reference, and other information regarding registrants that file electronically with the SEC. The Table of Contents of the SAI is on Page 35 of this prospectus.


For a Free Copy of the SAI call us at:
------------------------------------------------------------

----  (888) PRU-2888 or write to us at:

---- Pruco Life Insurance Company of New Jersey
      213 Washington Street
      Newark, New Jersey 07102-2992


----  Prudential Annuity Service Center
      P.O. Box 7960
      Philadelphia, PA 19101


THE SEC HAS NOT DETERMINED THAT THIS CONTRACT IS A GOOD INVESTMENT, NOR HAS THE SEC DETERMINED THAT THIS PROSPECTUS IS COMPLETE OR ACCURATE. IT IS A CRIMINAL OFFENSE TO STATE OTHERWISE. INVESTMENT IN A VARIABLE ANNUITY CONTRACT IS SUBJECT TO RISK, INCLUDING THE POSSIBLE LOSS OF YOUR MONEY. AN INVESTMENT IN DISCOVERY SELECT IS NOT A BANK DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

CONTENTS
--------------------------------------------------------------------------------


                                       PART I: DISCOVERY SELECT PROSPECTUS
                                       ------------------------------------------------------------

                                       SUMMARY
                                       ------------------------------------------------------------
                                                Glossary...........................................      6
                                                Summary............................................      7
                                                Summary of Contract Expenses.......................     10
                                                Expense Examples...................................     13

                                       PART II: DISCOVERY SELECT PROSPECTUS
                                       ------------------------------------------------------------

                                       SECTIONS 1-9
                                       ------------------------------------------------------------

                                           Section 1: What is the Discovery Select Variable
                                             Annuity?..............................................     18
                                                Short Term Cancellation Right or "Free Look".......     18

                                           Section 2: What Investment Options Can I Choose?........     19
                                                Variable Investment Options........................     19
                                                Fixed Interest-Rate Options........................     20
                                                Transfers Among Options............................     21
                                                Other Available Features...........................     21
                                                Voting Rights......................................     22
                                                Substitution.......................................     22

                                           Section 3: What Kind of Payments Will I Receive During
                                             the Income Phase? (Annuitization).....................     23
                                                Payment Provisions.................................     23
                                                    Option 1: Annuity Payments for a Fixed
                                                      Period.......................................     23
                                                    Option 2: Life Annuity with 120 Payments (10
                                                      Years) Certain...............................     23
                                                    Option 3: Interest Payment Option..............     23
                                                    Option 4: Other Annuity Options................     23

                                           Section 4: What is the Death Benefit?...................     24
                                                Beneficiary........................................     24
                                                Calculation of the Death Benefit...................     24

                                           Section 5: How Can I Purchase a Discovery Select
                                             Contract?.............................................     25
                                                Purchase Payments..................................     25
                                                Allocation of Purchase Payments....................     25
                                                Calculating Contract Value.........................     25

                                           Section 6: What are the Expenses Associated with the
                                             Discovery Select Contract?............................     26
                                                Insurance Charges..................................     26
                                                Annual Contract Fee................................     26
                                                Withdrawal Charge..................................     26
                                                Taxes Attributable to Premium......................     27
                                                Transfer Fee.......................................     27
                                                Company Taxes......................................     27

                                           Section 7: How Can I Access My Money?...................     28
                                                Automated Withdrawals..............................     28
                                                Suspension of Payments or Transfers................     28

--------------------------------------------------------------------------------


                                           Section 8: What are the Tax Considerations Associated
                                             with the Discovery Select Contract?...................     29
                                                Contracts Owned By Individuals (Not Associated with
                                                  Tax Favored Retirement Plans)....................     29
                                                Contracts Held by Tax Favored Plans................     30

                                           Section 9: Other Information............................     34
                                                Pruco Life Insurance Company of New Jersey.........     34
                                                The Separate Account...............................     34
                                                Sale and Distribution of the Contract..............     34
                                                Assignment.........................................     35
                                                Financial Statements...............................     35
                                                Statement of Additional Information................     35
                                                Householding.......................................     35
                                                Accumulation Unit Values...........................     36
                                                Market-Value Adjustment Formula....................     39
                                                IRA Disclosure Statement...........................     41

                                       PART III: PROSPECTUSES
                                       ------------------------------------------------------------

                                       VARIABLE INVESTMENT OPTIONS
                                       ------------------------------------------------------------

                                        THE PRUDENTIAL SERIES FUND

                                        AIM VARIABLE INSURANCE FUNDS

                                        ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC.

                                        AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.

                                        CREDIT SUISSE WARBURG PINCUS TRUST

                                        DAVIS VARIABLE ACCOUNT FUND, INC.

                                        FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST

                                        JANUS ASPEN SERIES

                                        MFS VARIABLE INSURANCE TRUST

                                        OCC ACCUMULATION TRUST

                                        T. ROWE PRICE

                       THIS PAGE INTENTIONALLY LEFT BLANK

PART I SUMMARY
--------------------------------------------------------------------------------
DISCOVERY SELECT PROSPECTUS

                               [ROCKWELL GRAPHIC]

                                                                          PART I
DISCOVERY SELECT PROSPECTUS  SUMMARY

GLOSSARY
--------------------------------------------------------------------------------
We have tried to make this prospectus as easy to read and understand as possible. By the nature of the contract, however, certain technical words or terms are unavoidable. We have identified the following as some of these words or terms.

ACCUMULATION PHASE

The period that begins with the contract date (see below definition) and ends when you start receiving income payments or earlier if the contract is terminated through a full withdrawal or payment of a death benefit.

ANNUITANT

The person whose life determines how long the contract lasts and the amount of income payments that will be paid.

ANNUITY DATE

The date when income payments are scheduled to begin.

BENEFICIARY

The person(s) or entity you have chosen to receive a death benefit.

CASH VALUE

This is the total value of your contract minus any withdrawal charge(s) or market-value adjustment, if applicable.


CO-ANNUITANT



The person shown on the contract data pages who becomes the Annuitant upon the death of the Annuitant before the Annuity Date. No Co-Annuitant may be designated if the Owner is a non-natural person.


CONTRACT DATE

The date we receive your initial purchase payment and all necessary paperwork in good order at the Prudential Annuity Service Center. Contract anniversaries are measured from the contract date. A contract year starts on the contract date or on a contract anniversary.

CONTRACTOWNER, OWNER OR YOU

The person entitled to the ownership rights under the contract.

CONTRACT VALUE

The total value of the amounts in a contract allocated to the variable investment options and the interest rate options as of a particular date.

DEATH BENEFIT


If the sole or last surviving annuitant dies, the designated person(s) or the beneficiary will receive, at a minimum, the total amount invested or a potentially greater amount related to market appreciation. See "What is the Death Benefit?" on page 24.


INCOME OPTIONS

Options under the contract that define the frequency and duration of income payments. In your contract, these are referred to as payout or annuity options.

INTEREST-RATE OPTION

An investment option that offers a fixed-rate of interest for a selected period during which periodic transfers are made to selected variable investment options (dollar cost averaging option), a one-year period (fixed-rate option) or a seven-year period (market-value adjustment option).

PRUDENTIAL ANNUITY SERVICE CENTER


For general correspondence: P.O. Box 7960, Philadelphia, PA 19101. For express overnight mail: 2101 Welsh Road, Dresher, PA 19025. The phone number is (888) PRU-2888.


PURCHASE PAYMENTS

The amount of money you pay us to purchase the contract. Generally, you can make additional purchase payments at any time during the accumulation phase.

SEPARATE ACCOUNT

Purchase payments allocated to the variable investment options are held by us in a separate account called the Pruco Life of New Jersey Flexible Premium Variable Annuity Account. The Separate Account is set apart from all of the general assets of Pruco Life of New Jersey.

TAX DEFERRAL

This is a way to increase your assets without currently being taxed. You do not pay taxes on your contract earnings until you take money out of your contract.

VARIABLE INVESTMENT OPTION

When you choose a variable investment option, we purchase shares of the mutual fund which are held as an investment for that option. We hold these shares in the Separate Account. The division of the Separate Account of Pruco Life of New Jersey that invests in a particular mutual fund is referred to in your contract as a subaccount.
--------------------------------------------------------------------------------
 6

                                                                          PART I
DISCOVERY SELECT PROSPECTUS  SUMMARY

SUMMARY OF SECTIONS 1-9
--------------------------------------------------------------------------------

For a more complete discussion of the following topics, see the corresponding section in the prospectus.
SECTION 1
WHAT IS THE DISCOVERY SELECT VARIABLE ANNUITY?


This variable annuity contract, offered by Pruco Life of New Jersey, is a contract between you, as the owner, and us. The contract allows you to invest on a tax-deferred basis in one or more of 40 variable investment options. There are also two fixed interest rate options which are available in most states. The contract is intended for retirement savings or other long-term investment purposes and provides a death benefit and guaranteed income options.


   The variable investment options are designed to offer the opportunity over the long term for a better return than the fixed interest rate options. However, this is NOT guaranteed. It is possible, due to market changes, that your investments may decrease in value.

   The fixed interest-rate options offer an interest-rate that is guaranteed. While your money is in a fixed account, your principal amount is guaranteed and the interest amount that your money will earn is guaranteed by us to always be at least 3.0%. Payments allocated to the fixed interest-rate options become part of Pruco Life of New Jersey's general assets. As a result, the strength of our guarantee is based on the overall financial strength of Pruco Life of New Jersey.

   You can invest your money in any or all of the variable investment options and the interest-rate options. You are allowed 12 transfers each contract year among the variable investment options, without a charge. There are certain restrictions on transfers involving the interest-rate options.

   The contract, like all deferred annuity contracts, has two phases: the accumulation phase and the income phase. During the accumulation phase, earnings grow on a tax-deferred basis and are taxed as income when you make a withdrawal. The income phase starts when you begin receiving regular payments from your contract. The amount of money you are able to accumulate in your contract during the accumulation phase will help determine the amount of the payments you will receive during the income phase. Other factors will affect the amount of your payments such as age, gender and the payout option you selected.

   Free Look. If you change your mind about owning Discovery Select, you may cancel your contract within 10 days after receiving it (or whatever time period is required in the state where the contract was issued).
SECTION 2
WHAT INVESTMENT OPTIONS CAN I CHOOSE?


You generally can invest your money in any of the variable investment options that invest in the mutual funds described in the fund prospectuses provided with this prospectus:


The Prudential Series Fund

   Diversified Bond Portfolio

   Diversified Conservative Growth Portfolio


   Equity Portfolio


   Global Portfolio

   High Yield Bond Portfolio

   Money Market Portfolio

   Prudential Jennison Portfolio

   Small Capitalization Stock Portfolio

   Stock Index Portfolio


   Value Portfolio


   20/20 Focus Portfolio


   SP Aggressive Growth Asset Allocation Portfolio



   SP Alliance Technology Portfolio



   SP Balanced Asset Allocation Portfolio



   SP Conservative Asset Allocation Portfolio



   SP Growth Asset Allocation Portfolio



   SP INVESCO Small Company Growth Portfolio



   SP Jennison International Growth Portfolio



   SP Large Cap Value Portfolio



   SP MFS Capital Opportunities Portfolio



   SP MFS Mid-Cap Growth Portfolio



   SP PIMCO Total Return Portfolio



   SP Prudential U.S. Emerging Growth Portfolio



   SP Small/Mid Cap Value Portfolio



   SP Strategic Partners Focused Growth Portfolio


AIM Variable Insurance Funds

   AIM V.I. Growth and Income Fund

   AIM V.I. Value Fund

--------------------------------------------------------------------------------

SUMMARY OF SECTIONS 1-9 CONTINUED
--------------------------------------------------------------------------------

                                                                          PART I
DISCOVERY SELECT PROSPECTUS  SUMMARY

Alliance Variable Products Series Fund, Inc.

   Alliance Premier Growth Portfolio

American Century Variable Portfolios, Inc.

   American Century VP Value


Credit Suisse Warburg Pincus Trust



   Global Post-Venture Capital Portfolio


Davis Variable Account Fund, Inc.


   Davis Value Portfolio


Franklin Templeton Variable Insurance Products Trust

   Franklin Small Cap Fund -- Class 2

Janus Aspen Series

   Growth Portfolio

   International Growth Portfolio

MFS Variable Insurance Trust

   Emerging Growth Series

   Research Series

OCC Accumulation Trust

   Managed Portfolio

   Small Cap Portfolio

T. Rowe Price

   Equity Series--Equity Income Portfolio

   International Series--International Stock Portfolio

   Depending upon market conditions, you may earn or lose money in any of these options. The value of your contract will fluctuate depending upon the investment performance of the mutual funds used by the variable investment options you choose. Performance information for the variable investment options is provided in the Statement of Additional Information (SAI). Past performance is not a guarantee of future results.

   You can also put your money into one or more of the fixed interest-rate options.


   Depending on the terms of your contract, not all portfolios of the Prudential Series Fund may be available to you.

SECTION 3
WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE? (ANNUITIZATION)


If you want to receive regular income from your annuity, you can choose one of several options, including guaranteed payments for the annuitant's lifetime. Generally, once you begin receiving regular payments, you cannot change your payment plan.

SECTION 4
WHAT IS THE DEATH BENEFIT?

If the sole or last surviving annuitant dies the designated person(s) or the beneficiary will receive at a minimum, the total amount invested or a potentially greater amount related to market appreciation.
SECTION 5
HOW CAN I PURCHASE A DISCOVERY SELECT ANNUITY CONTRACT?

You can purchase this contract, under most circumstances, with a minimum initial purchase payment of $10,000. You can add $1,000 or more at any time during the accumulation phase of the contract. Your representative can help you fill out the proper forms.
SECTION 6
WHAT ARE THE EXPENSES ASSOCIATED WITH THE DISCOVERY SELECT CONTRACT?

The contract has insurance features and investment features, and there are costs related to each.

   Each year we deduct a $30 contract maintenance charge if your contract value is less than $50,000. For insurance and administrative costs, we also deduct an annual charge of 1.40% of the average daily value of all assets allocated to the variable investment options. This charge is not assessed against amounts allocated to the interest-rate investment options.



--------------------------------------------------------------------------------
 8

--------------------------------------------------------------------------------

                                                                          PART I
DISCOVERY SELECT PROSPECTUS  SUMMARY

   There are also charges associated with the mutual funds. These charges currently range from 0.39% to 1.40% per year of a fund's average daily assets.


   During the accumulation phase, if you withdraw money less than eight years after making a purchase payment, you may have to pay a withdrawal charge on all or part of the withdrawal. This charge ranges from 1-7%.


SECTION 7
HOW CAN I ACCESS MY MONEY?


You may take money out at any time during the accumulation phase. If you do so, however, you may be subject to income tax, and if you make a withdrawal prior to age 59 1/2, an additional tax penalty as well. Each year, you may withdraw up to 10% of your total purchase payments without charge. Withdrawals greater than 10% of your purchase payments will be subject to a withdrawal charge. This charge decreases 1% each year. After the 7th year, there is no charge for a withdrawal. You may also be subject to income tax and a tax penalty if you make an early withdrawal.


SECTION 8
WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE DISCOVERY SELECT CONTRACT?


Your earnings are not taxed until withdrawn. If you take money out during the accumulation phase, earnings are withdrawn first and are taxed as ordinary income. If you are younger than age 59 1/2 when you take money out, you may be charged a 10% federal tax penalty on the earnings in addition to ordinary taxation. A portion of the payments you receive during the income phase is considered partly a return of your original investment. As a result, that portion of each payment is not taxable as income. Generally, all amounts withdrawn from IRA contracts (excluding Roth IRAs) are fully taxable and subject to the 10% penalty if withdrawn prior to age 59 1/2.


SECTION 9
OTHER INFORMATION

This contract is issued by Pruco Life of New Jersey, a subsidiary of The Prudential Insurance Company of America.

--------------------------------------------------------------------------------

                                                                          PART I
DISCOVERY SELECT PROSPECTUS  SUMMARY

SUMMARY OF CONTRACT EXPENSES
--------------------------------------------------------------------------------

The purpose of this summary is to help you to understand the costs you will pay for Discovery Select. This summary includes the expenses of the mutual funds used by the variable investment options but does not include any premium taxes that might be applicable in your state.

For More Detailed Information:


More detailed information can be found on page 26 under the section called, "What Are The Expenses Associated With The Discovery Select Contract?" For more detailed expense information about the mutual funds, please refer to the individual fund prospectuses which you will find at the back of this prospectus.


TRANSACTION EXPENSES
--------------------------------------------------------------------------------

WITHDRAWAL CHARGE (see Note 1 below)
--------------------------------------------------------------------------------

       During contract year 1              7%

       During contract year 2              6%

       During contract year 3              5%

       During contract year 4              4%

       During contract year 5              3%

       During contract year 6              2%

       During contract year 7              1%

TRANSFER FEE (see Note 2 below)
--------------------------------------------------------------------------------

       first 12 transfers per year      $0.00

       each transfer after 12          $25.00

ANNUAL CONTRACT FEE AND FULL WITHDRAWAL FEE (see Note 3 below)
--------------------------------------------------------------------------------

                                       $30.00

ANNUAL ACCOUNT EXPENSES
--------------------------------------------------------------------------------

       AS A PERCENTAGE OF THE AVERAGE ACCOUNT VALUE

       Mortality and Expense Risk:      1.25%

       Administrative Fee:              0.15%

       Total:                           1.40%


NOTE 1: As of the beginning of the contract year, you may withdraw up to 10% of the total purchase payments plus any charge-free amount carried over from the previous contract year without charge. There is no withdrawal charge on any amount used to provide income under the Life Annuity with 120 payments (10 years) certain option. (see page 23). Surrender charges are waived when a death benefit is paid.


NOTE 2: You will not be charged for transfers made in connection with dollar cost averaging and auto-rebalancing.


NOTE 3: This fee is not charged on withdrawals if the value of your contract is $50,000 or more.


NOTES FOR ANNUAL MUTUAL FUND
EXPENSES:


These expenses are based on the
historical fund expenses for the
year ended December 31, 2000,
except as indicated. Fund expenses
are not fixed or guaranteed by the
Discovery Select contract and may
vary from year to year.



(1)THE PRUDENTIAL SERIES FUND:



Because this is the first full year
of operations for all "SP"
Portfolios, other expenses are
estimated based on management
projections of non-advisory fee
expenses. Each "SP" Portfolio has
expense reimbursement in effect,
and the table shows total expenses
both with and without these expense
reimbursements. These expense
reimbursements are voluntary and
may be terminated at any time.



(2) AMERICAN CENTURY VARIABLE
    PORTFOLIOS INC. AND T. ROWE
    PRICE FUNDS


Investment Management Fees include
ordinary expenses of operating the
funds.


(3)CREDIT SUISSE WARBURG PINCUS
   TRUST AND DAVIS VARIABLE ACCOUNT
   FUND, INC.



Fee waivers and expense
reimbursement or credits reduced
investment management fees and
other expenses during 2000, but may
be discontinued at any time.



(4) FRANKLIN TEMPLETON VARIABLE
    INSURANCE PRODUCTS TRUST



The Fund's class 2 distribution
plan or "rule 12b-1 plan" is
described in the Fund's prospectus.
The manager has agreed in advance
to make an estimated reduction of
0.04% of its fee to reflect reduced
services resulting from the Fund's
investment in a Franklin Templeton
money fund. This reduction is
required by the Fund's Board of
Trustees and an order of the
Securities and Exchange Commission.



(5)JANUS ASPEN SERIES



Table reflects expenses based upon
expenses for the fiscal year ended
December 31, 2000, restated to
reflect a reduction in the
management fee. All expenses are
shown without the effect of any
offset arrangement.



(6) MFS VARIABLE INSURANCE TRUST



An expense offset arrangement with
the Fund's custodian resulted in a
reduction in other expenses by
0.01%.


--------------------------------------------------------------------------------
 10

--------------------------------------------------------------------------------

                                                                          PART I
DISCOVERY SELECT PROSPECTUS  SUMMARY


ANNUAL MUTUAL FUND EXPENSES (AFTER REIMBURSEMENT, IF ANY):
---------------------------------------------------------------------------------------------------------------------------------
AS A PERCENTAGE OF EACH PORTFOLIO'S AVERAGE DAILY NET ASSETS
---------------------------------------------------------------------------------------------------------------------------------
                                                              INVESTMENT      12b-1    OTHER     TOTAL CONTRACTUAL   TOTAL ACTUAL
                                                            MANAGEMENT FEE     FEE    EXPENSES       EXPENSES         EXPENSES*
THE PRUDENTIAL SERIES FUND(1)
---------------------------------------------------------------------------------------------------------------------------------
         Diversified Bond Portfolio                              0.40%         N/A     0.05%           0.45%             0.45%
         Diversified Conservative Growth Portfolio               0.75%         N/A     0.18%           0.93%             0.93%
         Equity Portfolio                                        0.45%         N/A     0.04%           0.49%             0.49%
         Global Portfolio                                        0.75%         N/A     0.10%           0.85%             0.85%
         High Yield Bond Portfolio                               0.55%         N/A     0.05%           0.60%             0.60%
         Money Market Portfolio                                  0.40%         N/A     0.04%           0.44%             0.44%
         Prudential Jennison Portfolio                           0.60%         N/A     0.04%           0.64%             0.64%
         Small Capitalization Stock Portfolio                    0.40%         N/A     0.08%           0.48%             0.48%
         Stock Index Portfolio                                   0.35%         N/A     0.04%           0.39%             0.39%
         Value Portfolio                                         0.40%         N/A     0.05%           0.45%             0.45%
         20/20 Focus Portfolio                                   0.75%         N/A     0.13%           0.88%             0.88%
         SP Aggressive Growth Asset Allocation Portfolio         0.84%**       N/A     0.40%           1.24%             1.04%
         SP Alliance Technology Portfolio                        1.15%         N/A     0.65%           1.80%             1.30%
         SP Balanced Asset Allocation Portfolio                  0.75%**       N/A     0.33%           1.08%             0.92%
         SP Conservative Asset Allocation Portfolio              0.71%**       N/A     0.30%           1.01%             0.87%
         SP Growth Asset Allocation Portfolio                    0.80%**       N/A     0.35%           1.15%             0.97%
         SP INVESCO Small Company Growth Portfolio               0.95%         N/A     1.08%           2.03%             1.15%
         SP Jennison International Growth Portfolio              0.85%         N/A     0.45%           1.30%             1.24%
         SP Large Cap Value Portfolio                            0.80%         N/A     1.00%           1.80%             0.90%
         SP MFS Capital Opportunities Portfolio                  0.75%         N/A     0.96%           1.71%             1.00%
         SP MFS Mid-Cap Growth Portfolio                         0.80%         N/A     0.63%           1.43%             1.00%
         SP PIMCO Total Return Portfolio                         0.60%         N/A     0.26%           0.86%             0.76%
         SP Prudential U.S. Emerging Growth Portfolio            0.60%         N/A     0.47%           1.07%             0.90%
         SP Small/Mid Cap Value Portfolio                        0.90%         N/A     0.51%           1.41%             1.05%
         SP Strategic Partners Focused Growth Portfolio          0.90%         N/A     0.85%           1.75%             1.01%

AIM VARIABLE INSURANCE FUNDS, INC.
---------------------------------------------------------------------------------------------------------------------------------
         AIM V.I. Growth and Income Fund                         0.60%         N/A     0.24%           0.84%             0.84%
         AIM V.I. Value Fund                                     0.61%         N/A     0.23%           0.84%             0.84%

ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC.(2)
---------------------------------------------------------------------------------------------------------------------------------
         Alliance Premier Growth Portfolio--Class B              1.00%        0.25%    0.05%           1.30%             1.30%

AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.(3)
---------------------------------------------------------------------------------------------------------------------------------
         American Century VP Value                               1.00%         N/A     0.00%           1.00%             1.00%

CREDIT SUISSE WARBURG PINCUS TRUST(4)
---------------------------------------------------------------------------------------------------------------------------------
         Global Post-Venture Capital Portfolio                   1.25%         N/A     0.28%           1.53%             1.40%

DAVIS VARIABLE ACCOUNT FUND, INC.(4)
---------------------------------------------------------------------------------------------------------------------------------
         Davis Value Portfolio                                   0.75%         N/A     0.26%           1.01%             1.00%

FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST(5)
---------------------------------------------------------------------------------------------------------------------------------
         Franklin Small Cap Investments Fund--Class 2            0.53%        0.25%    0.28%           1.06%             1.02%


                                                                                              THIS CHART CONTINUES ON THE NEXT PAGE

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                                                                              11

SUMMARY OF CONTRACT EXPENSES CONTINUED

--------------------------------------------------------------------------------

                                                                          PART I
DISCOVERY SELECT PROSPECTUS  SUMMARY


ANNUAL MUTUAL FUND EXPENSES (CONTINUED) (AFTER REIMBURSEMENT, IF ANY):
---------------------------------------------------------------------------------------------------------------------------------
AS A PERCENTAGE OF EACH PORTFOLIO'S AVERAGE DAILY NET ASSETS
---------------------------------------------------------------------------------------------------------------------------------
                                                              INVESTMENT      12b-1    OTHER     TOTAL CONTRACTUAL   TOTAL ACTUAL
                                                            MANAGEMENT FEE     FEE    EXPENSES       EXPENSES         EXPENSES*

JANUS ASPEN SERIES--INSTITUTIONAL SHARES(6)
---------------------------------------------------------------------------------------------------------------------------------
         Growth Portfolio                                        0.65%         N/A     0.02%           0.67%             0.67%
         International Growth Portfolio                          0.65%         N/A     0.06%           0.71%             0.71%

MFS VARIABLE INSURANCE TRUST(7)
---------------------------------------------------------------------------------------------------------------------------------
         Emerging Growth Series                                  0.75%         N/A     0.10%           0.85%             0.84%
         Research Series                                         0.75%         N/A     0.10%           0.85%             0.84%

OCC ACCUMULATION TRUST
---------------------------------------------------------------------------------------------------------------------------------
         Managed Portfolio                                       0.78%         N/A     0.08%           0.86%             0.86%
         Small Cap Portfolio                                     0.80%         N/A     0.10%           0.90%             0.90%

T. ROWE PRICE(3)
---------------------------------------------------------------------------------------------------------------------------------
         Equity Series--Equity Income Portfolio                  0.85%         N/A     0.00%           0.85%             0.85%
         International Series--International Stock
           Portfolio                                             1.05%         N/A     0.00%           1.05%             1.05%



*Reflects the effect of management fee waivers and reimbursement of expenses, if any. See notes on page 10.



**Each Asset Allocation portfolio invests in shares of other Series Fund portfolios. The advisory fees for the Asset Allocation Portfolios depicted above are the product of a blend of the fees of those other Fund Portfolios, plus a 0.05% annual advisory fee payable to PIFM.


The "Expenses Examples" on the following pages are calculated using the total actual expenses.

--------------------------------------------------------------------------------
 12

                                                                          PART I
DISCOVERY SELECT PROSPECTUS  SUMMARY

EXPENSE EXAMPLES
--------------------------------------------------------------------------------

THESE EXAMPLES WILL HELP YOU COMPARE THE FEES AND EXPENSES OF THE DIFFERENT VARIABLE INVESTMENT OPTIONS OFFERED BY DISCOVERY SELECT. YOU CAN ALSO USE THE EXAMPLES TO COMPARE THE COST OF DISCOVERY SELECT WITH OTHER VARIABLE ANNUITY CONTRACTS.

Example 1: If You Withdraw Your Assets

Example 1 assumes that you invest $10,000 in Discovery Select and that you allocate all of your assets to one of the variable investment options and withdraw all your assets at the end of the time period indicated. The example also assumes that your investment has a 5% return each year and that the mutual fund's operating expenses remain the same. Your actual costs may be higher or lower.

Example 2: If You Do Not Withdraw Your Assets

Example 2 assumes that you invest $10,000 in Discovery Select and allocate all of your assets to one of the variable investment options and DO NOT WITHDRAW any of your assets at the end of the time period indicated. The example also assumes that your investment has a 5% return each year and that the mutual fund's operating expenses remain the same. Your actual costs may be higher or lower.

On the following page are examples of what your costs would be using these assumptions.

NOTES FOR ANNUAL MUTUAL FUND
EXPENSES:

THESE EXAMPLES SHOULD NOT BE
CONSIDERED A REPRESENTATION OF PAST
OR FUTURE EXPENSES. ACTUAL EXPENSES
MAY BE GREATER OR LESS THAN THOSE
SHOWN.

The charges shown in the 10 year
column are the same for Example 1
and Example 2. This is because
after 10 years, the withdrawal
charges are no longer deducted by
us when you make a withdrawal or
when you begin the income phase of
your contract.


If your contract value is less than
$50,000, on your contract
anniversary (and upon a surrender),
we deduct a $30 fee. The examples
use an average number as the amount
of the annual contract fee. This
amount was calculated by taking the
total annual contract fees
collected in 2000 and then dividing
that number by the total assets
allocated to the variable
investment options. Based on this
calculation the annual contract fee
is included as an annual charge of
 .023% of contract value.


Your actual fees will vary based on
the amount of your contract and
your specific allocation(s). A
table of accumulation unit values
of interests in each variable
investment option appears on page
36. Charges for premium taxes are
not reflected. In these examples.
Premium taxes may apply depending
on the state where you live.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                          PART I
DISCOVERY SELECT PROSPECTUS  SUMMARY


EXPENSE EXAMPLES 1 AND 2
-------------------------------------------------------------------------------------------------------------------------------
                                                          EXAMPLE 1:                      EXAMPLE 2:
                                                          IF YOU WITHDRAW YOUR ASSETS     IF YOU DO NOT WITHDRAW YOUR ASSETS
                                                          ---------------------------------------------------------------------
                                                          1 YR   3 YRS   5 YRS   10 YRS    1 YR     3 YRS     5 YRS     10 YRS

THE PRUDENTIAL SERIES FUND
-------------------------------------------------------------------------------------------------------------------------------
         Diversified Bond Portfolio                       $821   $1130   $1374   $2197     $191      $590     $1014      $2197
         Diversified Conservative Growth Portfolio        $869   $1275   $1619   $2692     $239      $735     $1259      $2692
         Equity Portfolio                                 $825   $1142   $1395   $2239     $195      $602     $1035      $2239
         Global Portfolio                                 $861   $1251   $1578   $2612     $231      $711     $1218      $2612
         High Yield Bond Portfolio                        $836   $1175   $1451   $2355     $206      $635     $1091      $2355
         Money Market Portfolio                           $820   $1127   $1369   $2187     $190      $587     $1009      $2187
         Prudential Jennison Portfolio                    $840   $1188   $1472   $2396     $210      $648     $1112      $2396
         Small Capitalization Stock Portfolio             $824   $1139   $1390   $2229     $194      $599     $1030      $2229
         Stock Index Portfolio                            $815   $1111   $1343   $2133     $185      $571      $983      $2133
         Value Portfolio                                  $821   $1130   $1374   $2197     $191      $590     $1014      $2197
         20/20 Focus Portfolio                            $864   $1260   $1593   $2642     $234      $720     $1233      $2642
         SP Aggressive Growth Asset Allocation Portfolio  $880   $1359   $1721   $2843     $250      $819     $1361      $2843
         SP Alliance Technology Portfolio                 $906   $1346   $1755   $3018     $276      $796     $1395      $3018
         SP Balanced Asset Allocation Portfolio           $868   $1346   $1684   $2742     $238      $806     $1324      $2742
         SP Conservative Asset Allocation Portfolio       $863   $1267   $1598   $2640     $233      $727     $1238      $2640
         SP Growth Asset Allocation Portfolio             $873   $1268   $1620   $2717     $243      $728     $1260      $2717
         SP INVESCO Small Company Growth Portfolio        $891   $1306   $1695   $2884     $261      $766     $1335      $2884
         SP Jennison International Growth Portfolio       $900   $1351   $1757   $2985     $270      $811     $1397      $2985
         SP Large Cap Value Portfolio                     $866   $1333   $1666   $2716     $236      $793     $1306      $2716
         SP MFS Capital Opportunities Portfolio           $876   $1277   $1635   $2747     $246      $737     $1275      $2747
         SP MFS Mid-Cap Growth Portfolio                  $876   $1296   $1654   $2763     $246      $756     $1294      $2763
         SP PIMCO Total Return Portfolio                  $852   $1271   $1578   $2558     $222      $731     $1218      $2558
         SP Prudential U.S. Emerging Growth Portfolio     $866   $1239   $1577   $2640     $238      $699     $1217      $2640
         SP Small/Mid Cap Value Portfolio                 $881   $1282   $1651   $2789     $251      $742     $1291      $2789
         SP Strategic Partners Focused Growth Portfolio   $877   $1307   $1666   $2779     $247      $767     $1306      $2779

AIM VARIABLE INSURANCE FUNDS
-------------------------------------------------------------------------------------------------------------------------------
         AIM V.I. Growth and Income Fund                  $860   $1248   $1573   $2602     $230      $708     $1213      $2602
         AIM V.I. Value Fund                              $860   $1248   $1573   $2602     $230      $708     $1213      $2602

ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC.
-------------------------------------------------------------------------------------------------------------------------------
         Alliance Premier Growth Portfolio--Class B       $906   $1386   $1803   $3057     $276      $846     $1443      $3057

AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
-------------------------------------------------------------------------------------------------------------------------------
         American Century VP Value                        $876   $1296   $1654   $2763     $246      $756     $1294      $2763

CREDIT SUISSE WARBURG PINCUS TRUST
-------------------------------------------------------------------------------------------------------------------------------
         Global Post-Venture Capital Portfolio            $918   $1422   $1862   $3172     $288      $882     $1502      $3172

DAVIS VARIABLE ACCOUNT FUND, INC.
-------------------------------------------------------------------------------------------------------------------------------
         Davis Value Fund                                 $876   $1296   $1654   $2763     $246      $756     $1294      $2763

FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
-------------------------------------------------------------------------------------------------------------------------------
         Franklin Small Cap Fund--Class 2                 $878   $1302   $1664   $2783     $248      $762     $1304      $2783


                                                                                  THIS CHART CONTINUES ON THE NEXT PAGE

--------------------------------------------------------------------------------
 14

--------------------------------------------------------------------------------

                                                                          PART I
DISCOVERY SELECT PROSPECTUS  SUMMARY


EXPENSE EXAMPLES 1 AND 2 (CONTINUED)
-------------------------------------------------------------------------------------------------------------------------------
                                                          EXAMPLE 1:                      EXAMPLE 2:
                                                          IF YOU WITHDRAW YOUR ASSETS     IF YOU DO NOT WITHDRAW YOUR ASSETS
                                                          ---------------------------------------------------------------------
                                                          1 YR   3 YRS   5 YRS   10 YRS    1 YR     3 YRS     5 YRS     10 YRS

JANUS ASPEN SERIES
-------------------------------------------------------------------------------------------------------------------------------
         Growth Portfolio                                 $843   $1197   $1487   $2427     $213      $657     $1127      $2427
         International Growth Portfolio                   $847   $1209   $1507   $2469     $217      $669     $1147      $2469

MFS VARIABLE INSURANCE TRUST
-------------------------------------------------------------------------------------------------------------------------------
         Emerging Growth Series                           $860   $1248   $1573   $2602     $230      $708     $1213      $2602
         Research Series                                  $860   $1248   $1573   $2602     $230      $708     $1213      $2602

OCC ACCUMULATION TRUST
-------------------------------------------------------------------------------------------------------------------------------
         Managed Portfolio                                $862   $1254   $1583   $2622     $232      $714     $1223      $2622
         Small Cap Portfolio                              $866   $1266   $1603   $2662     $236      $726     $1243      $2662

T. ROWE PRICE
-------------------------------------------------------------------------------------------------------------------------------
         Equity Series--Equity Income Portfolio           $861   $1251   $1578   $2612     $231      $711     $1218      $2612
         International Series--Int'l Stock Portfolio      $881   $1311   $1679   $2812     $251      $771     $1319      $2812


These examples do not show past or future expenses. Actual expenses for a particular year may be more or less than shown in the examples.

--------------------------------------------------------------------------------

                       This page intentionally left blank

PART II SECTIONS 1-9
--------------------------------------------------------------------------------
DISCOVERY SELECT PROSPECTUS

                               [ROCKWELL GRAPHIC]

                                                                         PART II
DISCOVERY SELECT PROSPECTUS  SECTIONS 1-9

        1:
WHAT IS THE DISCOVERY SELECT

        VARIABLE ANNUITY?
--------------------------------------------------------------------------------

THE DISCOVERY SELECT VARIABLE ANNUITY IS A CONTRACT BETWEEN YOU, THE OWNER, AND US, THE INSURANCE COMPANY, PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY (PRUCO LIFE OF NEW JERSEY, WE OR US).

Under our contract or agreement, in exchange for your payment to us, we promise to pay you a guaranteed income stream that can begin any time after the first contract anniversary. Your annuity is in the accumulation phase until you decide to begin receiving annuity payments. The date you begin receiving annuity payments is the annuity date. On the annuity date, your contract switches to the income phase.

   This annuity contract benefits from tax deferral. Tax deferral means that you are not taxed on earnings or appreciation on the assets in your contract until you withdraw money from your contract.


   Discovery Select is a variable annuity contract. This means that during the accumulation phase, you can allocate your assets among 40 variable investment options as well as 2 guaranteed interest-rate options. If you select a variable investment option, the amount of money you are able to accumulate in your contract during the accumulation phase depends upon the investment performance of the mutual fund associated with that variable investment option. Because the mutual funds' portfolios fluctuate in value depending upon market conditions, your contract value can either increase or decrease. This is important, since the amount of the annuity payments you receive during the income phase depends upon the value of your contract at the time you begin receiving payments.


   As mentioned above, Discovery Select also contains three guaranteed interest-rate options: a fixed-rate option, a dollar cost averaging option, and a market-value adjustment option. The fixed-rate option offers an interest rate that is guaranteed by us for one year and will always be at least 3.0% per year. The dollar cost averaging option offers an interest-rate that is guaranteed by us for a selected period during which periodic transfers are made to selected variable investment options. The market-value adjustment option guarantees a stated interest rate, generally higher than the fixed-rate option. However, in order to get the full benefit of the stated interest rate, assets in this option must be held for a seven-year period.

   As the owner of the contract, you have all of the decision-making rights under the contract. You will also be the annuitant unless you designate someone else. The annuitant(s) is the person upon whose death during the accumulation phase, the death benefit is payable. The annuitant is the person who receives the annuity payments when the income phase begins. The annuitant is also the person whose life is used to determine how much and how long these payments will continue. On and after the annuity date, the annuitant is the owner and may not be changed. The beneficiary becomes the owner when a death benefit is payable.

   The beneficiary is: the person(s) or entity designated to receive any death benefit if the annuitant(s) dies during the accumulation phase. You may change the beneficiary any time prior to the annuity date by making a written request to us. Your request becomes effective when we approve it.

SHORT TERM CANCELLATION RIGHT OR "FREE LOOK"


If you change your mind about owning Discovery Select, you may cancel your contract within 10 days after receiving it (or whatever period is required by applicable law). You can request a refund by returning the contract either to the representative who sold it to you, or to the Prudential Annuity Service Center at the address shown on the first page of this prospectus. You will receive:



-  Your contract value; and



-  Any fees deducted at the time of sale

--------------------------------------------------------------------------------
 18

                                                                         PART II
DISCOVERY SELECT PROSPECTUS  SECTIONS 1-9

        2:
WHAT INVESTMENT OPTIONS

        CAN I CHOOSE?
--------------------------------------------------------------------------------


THE CONTRACT GIVES YOU THE CHOICE OF ALLOCATING YOUR PURCHASE PAYMENTS TO ANY ONE OR MORE OF 40 VARIABLE INVESTMENT OPTIONS, AS WELL AS THREE GUARANTEED INTEREST-RATE OPTIONS.



The 40 variable investment options invest in mutual funds managed by leading investment advisors. Each of these mutual funds has a separate prospectus that is provided with this prospectus. You should read the mutual fund prospectus before you decide to allocate your assets to the variable investment option using that fund.


VARIABLE INVESTMENT OPTIONS


Listed below are the mutual funds in which the variable investment options invest. Depending on the terms of your contract, not all of these options may be available to you. Each variable investment option has a different investment objective.


The Prudential Series Fund, Inc.

-  Diversified Bond Portfolio

-  Diversified Conservative Growth Portfolio


-  Equity Portfolio


-  Global Portfolio

-  High Yield Bond Portfolio

-  Money Market Portfolio

-  Prudential Jennison Portfolio (domestic equity)

-  Small Capitalization Stock Portfolio

-  Stock Index Portfolio


-  Value Portfolio (domestic equity) (formerly Equity Income Portfolio)


-  20/20 Focus Fund (domestic equity)


-  SP Aggressive Growth Asset Allocation Portfolio



-  SP Alliance Technology Portfolio



-  SP Balanced Asset Allocation Portfolio



-  SP Conservative Asset Allocation Portfolio



-  SP Growth Asset Allocation Portfolio



-  SP INVESCO Small Company Growth Portfolio



-  SP Jennison International Growth Portfolio



-  SP Large Cap Value Portfolio



-  SP MFS Capital Opportunities Portfolio



-  SP MFS Mid-Cap Growth Portfolio



-  SP PIMCO Total Return Portfolio



-  SP Prudential U.S. Emerging Growth Portfolio



-  SP Small/Mid Cap Value Portfolio



-  SP Strategic Partners Focused Growth Portfolio



The Prudential Series Fund, Inc. is managed by Prudential Investments Fund Management LLC ("PIFM"), a Prudential subsidiary, through subadvisers that PIFM employs by using a manager-of-managers approach. Prudential Investment Management, Inc., also a Prudential subsidiary, serves as subadviser to the Diversified Bond Portfolio, the fixed income sleeve of the Diversified Conservative Growth Portfolio, the High Yield Bond Portfolio, the Money Market Portfolio, the Small Capitalization Stock Portfolio, and the Stock Index Portfolio. Jennison Associates LLC, also a Prudential subsidiary, serves as subadviser to the growth and value sleeves of the Diversified Conservative Growth Portfolio, the Equity Portfolio, the Global Portfolio, the Prudential Jennison Portfolio, the Value Portfolio, the 20/20 Focus Portfolio, the SP Jennison International Growth Portfolio, the SP Prudential U.S. Emerging Growth Portfolio, and a portion of the SP Strategic Partners Focused Growth Portfolio. Franklin Advisers, Inc., the Deyfus Corporation and Pacific Investment Management Company also each manage a portion of the Diversified Conservative Growth Portfolio. GE Asset Management Incorporated and Salomon Brothers Asset Management Inc. each manage a portion of the Equity Portfolio. Deutsche Asset Management Inc. and Victory Capital Management Inc. each manage a portion of the Value Portfolio. Alliance Capital Management, L.P. serves as subadviser to the SP Alliance Technology Portfolio and a portion of the assets of the SP Strategic Partners Focused Growth Portfolio. INVESCO Funds Group, Inc. serves as subadviser to the SP INVESCO Small Company Growth Portfolio. Fidelity Management and Research Company serves as subadviser to the SP Large Cap Value Portfolio and the SP Small/Mid Cap Value Portfolio. Massachusetts Financial Services Company serves as subadviser to the SP MFS Capital Opportunities Portfolio and the SP MFS Mid-Cap Growth Portfolio. Pacific Investment Management Company serves as subadviser to the SP PIMCO Total Return Portfolio. Each of the asset allocation portfolios is managed solely by PIFM.


AIM Variable Insurance Funds

-  AIM V.I. Growth and Income Fund

-  AIM V.I. Value Fund

AIM Advisors, Inc. serves as investment adviser to both of these funds.

--------------------------------------------------------------------------------

        2:
WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

--------------------------------------------------------------------------------

                                                                         PART II
DISCOVERY SELECT PROSPECTUS  SECTIONS 1-9

Alliance Variable Products Series Fund, Inc.

-  Alliance Premier Growth Portfolio

Alliance Capital Management L.P. is the investment adviser of the Alliance Variable Products Series Fund.

American Century Variable Portfolios, Inc.

-  American Century VP Value

American Century Investment Management, Inc. is the investment adviser for American Century VP Value.


Credit Suisse Warburg Pincus Trust



-  Global Post-Venture Capital Portfolio



Credit Suisse Asset Management, LLC serves as investment adviser and Abbott Capital Management, L.P. serves as sub-investment advise for that portion of the Global Post-Venture Capital Portfolio allocated to private limited partnerships or other investment funds.


Davis Variable Account Fund, Inc.

-  Davis Value Portfolio

Davis Selected Advisers, L.P. is the investment adviser and Davis Selected Advisers-NY, Inc. is sub-adviser to the Davis Value Portfolio.

Franklin Templeton Variable Insurance Products Trust

-  Franklin Small Cap Fund--Class 2

Franklin Advisers, Inc. is the investment manager for this portfolio of the Franklin Templeton Variable Insurance Products Trust.

Janus Aspen Series

-  Growth Portfolio

-  International Growth Portfolio

Janus Capital Corporation serves as investment adviser to the Growth Portfolio and the International Growth Portfolio.

MFS Variable Insurance Trust

-  Emerging Growth Series

-  Research Series (long-term growth and future income)

Massachusetts Financial Services Company, a Delaware corporation, is the investment adviser to the Emerging Growth Series and the Research Series.

OCC Accumulation Trust

-  Managed Portfolio (equity)

-  Small Cap Portfolio

OpCap Advisors is the investment adviser to the Managed Portfolio and the Small Cap Portfolio.

T. Rowe Price

-  T. Rowe Price Equity Series, Inc., Equity Income Portfolio

-  T. Rowe Price International Series, Inc., International Stock Portfolio

T. Rowe Price Associates, Inc. is the investment manager for the Equity Income Portfolio and Rowe Price-Fleming International, Inc. is the investment manager for the International Stock Portfolio.


   Except for the Prudential Series Fund Inc., we are paid by the fund or an affiliate of each fund for administrative and other services that we provide. The amount we receive is based on an annual percentage of the average assets of Discovery Select invested in the fund held by the associated variable investment option.


FIXED INTEREST-RATE OPTIONS


We offer two interest-rate options: a one-year fixed-rate option, and a market-value adjustment option. We set a one year guaranteed annual interest rate that is always available for the one-year fixed-rate option.


   When you select one of these options, your payment will earn interest at the established rate for the applicable interest rate period. A new interest rate period is established every time you allocate or transfer money into a fixed interest-rate option. Transfers are not permitted to the DCA Option. You may have money allocated in more than one interest rate period at the same time. This could result in your money earning interest at different rates and each interest rate period maturing at a different time. While these interest rates may change from time to time, the minimum rate will never be less than 3.0%.


   Payments that you apply to the fixed interest-rate option become part of Pruco Life of New Jersey's general assets. As a result, the strength of the interest rate guarantee is based on the overall financial strength of Pruco Life of New Jersey. If Pruco Life of New Jersey


--------------------------------------------------------------------------------
 20

--------------------------------------------------------------------------------

                                                                         PART II
DISCOVERY SELECT PROSPECTUS  SECTIONS 1-9

suffered a material financial set back, the ability of Pruco Life of New Jersey to meet its financial obligations could be affected.

MARKET-VALUE ADJUSTMENT

If you transfer or withdraw assets or annuitize from the market-value adjustment option before an interest rate period is over, the assets will be subject to a market value adjustment. The market-value adjustment may increase or decrease the amount being withdrawn or transferred and may be substantial. The adjustment, whether up or down will never be greater than 40%. The amount of the market-value adjustment is based on the difference between the:

1) Guaranteed interest rate for the amount you are withdrawing or transferring; and

2) Interest rate that is in effect on the date of the withdrawal or transfer.

   The amount of time left in the interest rate period is also a factor. You will find a detailed description of how the market-value adjustment is calculated on Page 39 of this prospectus.


TRANSFERS AMONG OPTIONS



You can transfer money among the variable investment options and the fixed interest-rate options. Your transfer request may be made by telephone, electronically, or in paper form to the Prudential Annuity Service Center (electronic transfer capability will become available during 2001). Only two transfers per month may be made by telephone or electronically. After that, all transfer requests must be in writing with an original signature. We have procedures in place to confirm that instructions received by telephone or electronically are genuine. We will not be liable for following telephone or electronic instructions that we reasonably believe to be genuine. Your transfer request will take effect at the end of the business day on which it was received. Our business day usually closes at 4:00 p.m. Eastern time.



   YOU CAN MAKE TRANSFERS OUT OF A FIXED INTEREST-RATE OPTION, ONLY DURING THE 30-DAY PERIOD FOLLOWING THE END OF AN INTEREST RATE PERIOD. IF YOU TRANSFER MONEY FROM A MARKET-VALUE ADJUSTMENT OPTION AFTER THE 30-DAY PERIOD HAS ENDED, THE MONEY WILL BE SUBJECT TO A MARKET-VALUE ADJUSTMENT.


   During the contract accumulation phase, you can make 12 transfers each contract year, among the investment options, without charge. If you make more than 12 transfers in one contract year, you will be charged $25 for each additional transfer. (Dollar Cost Averaging and Auto-Rebalancing transfers do not count toward the 12 free transfers per year.)


OTHER AVAILABLE FEATURES


DOLLAR COST AVERAGING FEATURE


This feature allows you to systematically transfer either a fixed dollar amount or a percentage out of any variable investment option or the one-year fixed interest-rate option and into any variable investment option(s). You can transfer money to more than one variable investment option. The investment option used for the transfers is designated as the DCA account. If this feature is elected, your assets are not allocated to the DCA Option. You can have these automatic transfers made from the DCA account monthly, quarterly, semiannually or annually. By allocating amounts on a regular schedule instead of allocating the total amount at one particular time, you may be less susceptible to the impact of market fluctuations. Of course, there is no guarantee that dollar cost averaging will ensure a profit or protect against a loss in declining markets.


   Transfers must be at least $100 from your DCA account. After that, transfers will continue automatically until the entire amount in your DCA account has been transferred or until you tell us to discontinue the transfers. If your DCA account balance drops below $100, the entire remaining balance of the account will be transferred on the next transfer date. You can allocate subsequent purchase payments to re-open the DCA account at any time.

   Your transfers will be made on the last calendar day of each transfer period you have selected, provided that the New York Stock Exchange is open on that date. If the New York Stock Exchange is not open on a particular transfer date, the transfer will take effect on the next business day.
--------------------------------------------------------------------------------

        2:
WHAT INVESTMENT OPTIONS CAN I CHOOSE? CONTINUED

--------------------------------------------------------------------------------

                                                                         PART II
DISCOVERY SELECT PROSPECTUS  SECTIONS 1-9

   Any transfers you make because of dollar cost averaging are not counted toward the 12 free transfers you are allowed per year. This feature is available only during the contract accumulation phase.

ASSET ALLOCATION PROGRAM

We recognize the value of having advice when deciding on the allocation of your money. If you choose to participate in the Asset Allocation Program, your financial professional will give you a questionnaire to complete that will help determine a program that is appropriate for you. Your asset allocation will be prepared based on your answers to the questionnaire. You will not be charged for this service and you are not obligated to participate or to invest according to program recommendations.

AUTO-REBALANCING


Once your money has been allocated among the variable investment options, the actual performance of the investment options may cause your allocation to shift. For example, an investment option that initially holds only a small percentage of your assets could perform much better than another investment option. Over time, this option could increase to a larger percentage of your assets than you desire. You can direct us to automatically rebalance your assets to return to your original allocation or to change allocations by selecting the Auto-Rebalancing feature. The fixed interest-rate option and the DCA account cannot participate in this feature.


   Your rebalancing will be done monthly, quarterly, semiannually or annually based on your choice. The rebalancing will be done on the last calendar day of the period you have chosen, provided that the New York Stock Exchange is open on that date. If the New York Stock Exchange is not open on that date, the rebalancing will take effect on the next business day.

   Any transfers you make because of Auto-Rebalancing are not counted toward the 12 free transfers you are allowed per year. This feature is available only during the contract accumulation phase. If you choose auto-rebalancing and dollar cost averaging, auto-rebalancing will take place after the transfers from your DCA account.

VOTING RIGHTS


We are the legal owner of the shares in the mutual funds associated with the variable investment options. However, we vote the shares of the mutual funds according to voting instructions we receive from contractowners. We will mail you a proxy which is a form you need to complete and return to us to tell us how you wish us to vote. When we receive those instructions, we will vote all of the shares we own on your behalf in accordance with those instructions. We will vote the shares for which we do not receive instructions, and shares that we own in our own right, in the same proportion as the shares for which instructions are received. We may change the way your voting instructions are calculated if it is required by federal or state regulation.


SUBSTITUTION

We may substitute one or more of the mutual funds used by the variable investment options. We may also cease to allow investments in existing funds. We would do this only if events such as investment policy changes or tax law changes make the mutual fund unsuitable. We would not do this without the approval of the Securities and Exchange Commission and necessary state insurance department approvals. You will be given specific notice in advance of any substitution we intend to make.

--------------------------------------------------------------------------------
 22

                                                                         PART II
DISCOVERY SELECT PROSPECTUS  SECTIONS 1-9

        3:

WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE

        INCOME PHASE? (ANNUITIZATION)
--------------------------------------------------------------------------------

PAYMENT PROVISIONS


We can begin making annuity payments any time after the first contract anniversary. Annuity payments must begin no later than the annuitant's 90th birthday.



   We make the income plans described below available at any time before the annuity date. These plans are called annuity options. During the income phase, all of the annuity options under this contract are fixed annuity options. This means that your participation in the variable investment options ends on the annuity date. If an annuity option is not selected by the annuity date, the Interest Payment Option (Option 3, described below) will automatically be selected. ONCE THE ANNUITY PAYMENTS BEGIN, THE ANNUITY OPTION CAN NOT BE CHANGED.


OPTION 1
ANNUITY PAYMENTS FOR A FIXED PERIOD


Under this option, we will make equal payments for the period chosen, up to 25 years. The annuity payments may be made monthly, quarterly, semiannually, or annually for as long as the annuitant is alive. If the annuitant dies during the income phase, a lump sum payment will be made to the beneficiary. The amount of the lump sum payment is determined by calculating the present value of the unpaid future payments. This is done by using the interest rate used to compute the actual payments. The interest rate used will always be at least 3.50% a year. For payment periods of 5 years or more, we will waive any withdrawal charges that otherwise would have been applied.


OPTION 2
LIFE ANNUITY WITH 120 PAYMENTS (10 YEARS) CERTAIN


Under this option, we will make annuity payments monthly, quarterly, semiannually, or annually as long as the annuitant is alive. If the annuitant dies before we have made 10 years worth of payments, we will pay the beneficiary the present value of the remaining annuity payments in one lump sum unless we are specifically instructed that the remaining monthly annuity payments continue to be paid to the beneficiary. The present value of the remaining annuity payments is calculated by using the interest rate used to compute the amount of the original 120 payments. The interest rate used will always be at least 3.50% a year.


OPTION 3
INTEREST PAYMENT OPTION


Under this option, we hold all or a portion of your contract value in order to accumulate interest. We can make interest payments on a monthly, quarterly, semiannual, or annual basis or allow the interest to accrue on your contract assets. If an annuity option is not selected by the annuity date, this is the option we will automatically select for you. Under this option, we will pay you interest at an effective rate of at least 3.0% a year. Under this option, all gains in the annuity will be taxable as of the annuity date.


   This option is not available if your contract is held in an Individual Retirement Account.

OPTION 4
OTHER ANNUITY OPTIONS


We currently offer a variety of other annuity options not described above. At the time annuity payments are chosen, we may make available any of the fixed annuity options that are offered at your annuity date.


   You should be aware that depending on your contract date and the annuity option you choose, you may have to pay withdrawal charges.

--------------------------------------------------------------------------------

                                                                         PART II
DISCOVERY SELECT PROSPECTUS  SECTIONS 1-9

        4:

WHAT IS THE

        DEATH BENEFIT?
--------------------------------------------------------------------------------

THE DEATH BENEFIT FEATURE PROTECTS THE VALUE OF THE CONTRACT FOR THE
BENEFICIARY.

BENEFICIARY

The beneficiary is the person(s) or entity you name to receive any death benefit. The beneficiary is named at the time the contract is issued, unless you change it at a later date. Unless an irrevocable beneficiary has been named, you can change the beneficiary at any time before the annuitant or last surviving annuitant dies.

CALCULATION OF THE DEATH BENEFIT


If the annuitant (or the last surviving annuitant, if there are co-annuitants) dies during the accumulation phase, we will, upon receiving appropriate proof of death and any other needed documentation, pay a death benefit to the beneficiary designated by the contractowner. If death is prior to age 80, the beneficiary will receive the greater of the following (as of the time we receive appropriate proof of death):



-  Current value of your contract; or



- Guaranteed Minimum Death Benefit--This is the highest value of the contract on any contract anniversary date. This is called the step-up value. Between anniversary dates, the step-up value is only increased by additional purchase payments and reduced proportionally by withdrawals.



   If death occurs on or after age 80, the beneficiary will receive the greater of: 1) the current contract value as of the date that due proof of death is received, and 2) the Guaranteed Minimum Death benefit as of age 80, increased by additional purchase payments, and reduced proportionally by withdrawals. For this purpose, an annuitant is deemed to reach age 80 on the contract anniversary on or following the annuitant's actual 80th birthday.



   If the sole or older annuitant is age 80 or older at the time the contract is issued, upon death, the beneficiary will receive, as of the date that due proof of death is received, the greater of: 1) current contract value; or 2) the total purchase payments reduced proportionally by withdrawals.


   Here is an example of a proportional reduction:

   If an owner withdrew 50% of a contract valued at $100,000 and if the step-up value was $80,000, the new step-up value following the withdrawal would be $40,000 or 50% of what it had been prior to the withdrawal.

   If the contractowner and annuitant are not the same, the death benefit is payable only in the event of the death of a sole annuitant or last surviving annuitant, not the death of the contractowner.

   This death benefit was enhanced in January, 1998, to provide for the Guaranteed Minimum Death Benefit. Certain contractowners must have elected an endorsement in order for this enhanced death benefit to apply. See the Statement of Additional Information (SAI) for details.

--------------------------------------------------------------------------------
 24

                                                                         PART II
DISCOVERY SELECT PROSPECTUS  SECTIONS 1-9

        5:

HOW CAN I PURCHASE A

        DISCOVERY SELECT CONTRACT?
--------------------------------------------------------------------------------

PURCHASE PAYMENTS


A purchase payment is the amount of money you give us to purchase the contract. The minimum purchase payment is $10,000. You can make additional purchase payments of at least $1,000 or more at any time during the accumulation phase. You must get our prior approval for any purchase payments over $5 million.


ALLOCATION OF PURCHASE PAYMENTS

When you purchase a contract, we will allocate your purchase payment among the variable investment options and the fixed interest-rate options based on the percentages you choose. The percentage of your allocation to a specific investment option can range in whole percentages from 0% to 100%. If, after the initial invested purchase payment, we receive a purchase payment without allocation instructions, we will allocate the corresponding invested purchase payment in the same proportion as your most recent purchase payment (unless you directed us to allocate that purchase payment on a one-time-only basis). (If you allocated all or part of your initial payment to the DCA Fixed Option and do not change your allocation instructions, we will treat your allocation instructions for the DCA Fixed Option as part of your allocation instructions for all subsequent purchase payments.) You may submit an allocation change request at any time. Contact the Prudential Annuity Service Center for details.


   We will credit the initial purchase payment to your contract within two business days from the day on which we receive your payment at the Prudential Annuity Service Center. If, however, your first payment is made without enough information for us to set up your contract, we may need to contact you to obtain the required information. If we are not able to obtain this information within five business days, we will within that five business day period either return your purchase payment or obtain your consent to continue holding it until we receive the necessary information. We will generally credit each subsequent purchase payment as of the business day we receive it in good order at the Prudential Annuity Service Center. Our business day generally closes at 4:00 p.m. Eastern time. We will generally credit subsequent purchase payments received in good order after the close of a business day on the following business day.


CALCULATING CONTRACT VALUE

The value of the variable portion of your contract will go up or down depending on the investment performance of the variable investment option(s) you choose. To determine the value of your contract, we use a unit of measure called an accumulation unit. An accumulation unit works like a share of a mutual fund.

   Every day we determine the value of an accumulation unit for each of the variable investment options. We do this by:

1) Adding up the total amount of money allocated to a specific investment option;

2) Subtracting from that amount insurance charges and any other applicable charges; and

3) Dividing this amount by the number of outstanding accumulation units.


   When you make a purchase payment, we credit your contract with accumulation units relating to the variable investment options you have chosen. The number of accumulation units credited to your contract is determined by dividing the amount of the purchase payment allocated to an investment option by the unit price of the accumulation unit for that investment option. We calculate the unit price for each investment option after the New York Stock Exchange closes each day and then credit your contract. The value of the accumulation units can increase, decrease, or remain the same from day to day. The Accumulation Unit Values chart provided in page 36 to this prospectus gives you more detailed information about the accumulation units of the variable investment options.


   We cannot guarantee that the value of your contract will increase or that it will not fall below the amount of your total purchase payments. However, we do guarantee a minimum interest rate of 3.0% a year on that portion of the contract value allocated to the fixed interest-rate options.

--------------------------------------------------------------------------------

                                                                         PART II
DISCOVERY SELECT PROSPECTUS  SECTIONS 1-9

        6:
WHAT ARE THE EXPENSES ASSOCIATED WITH THE

        DISCOVERY SELECT CONTRACT?
--------------------------------------------------------------------------------

THERE ARE CHARGES AND OTHER EXPENSES ASSOCIATED WITH THE CONTRACT THAT REDUCE THE RETURN ON YOUR INVESTMENT. THESE CHARGES AND EXPENSES ARE DESCRIBED BELOW.

INSURANCE CHARGES

Each day, we makes a deduction for its insurance charges. The insurance charges have two parts:

1) Mortality and expense risk charge

2) Administrative expense charge

1) MORTALITY AND EXPENSE RISK CHARGE

The mortality risk charge is for assuming the risk that the annuitant(s) will live longer than expected based on our life expectancy tables. When this happens, we pay a greater number of annuity payments. The expense risk charge is for assuming that the current charges will be insufficient in the future to cover the cost of administering the contract.

   The mortality and expense risk charge is equal, on an annual basis, to 1.25% of the daily value of the contract invested in the variable investment options, after expenses have been deducted. This charge is not assessed against amounts allocated to the interest-rate options.

   If the charges under the contract are not sufficient, then we will bear the loss. We do, however, expect to profit from this charge. The mortality and expense risk charge cannot be increased. Any profits made from this charge may be used by us to pay for the costs of distributing the contracts.

2) ADMINISTRATIVE EXPENSE CHARGE

This charge is for the expenses associated with the administration of the contract. The administration of the contract includes preparing and issuing the contract, establishing and maintaining contract records, issuing confirmations and annual reports, personnel costs, legal and accounting fees, filing fees, and systems costs.

   This charge is equal, on an annual basis, to 0.15% of the daily value of the contract invested in the variable investment options, after expenses have been deducted.

ANNUAL CONTRACT FEE

During the accumulation phase, if your contract value is less than $50,000, we will deduct $30 per contract year (this fee may differ in certain states). This annual contract fee is used for administrative expenses and cannot be increased. The $30 charge will be deducted proportionately from each of the contract's investment options. This charge will also be deducted when you surrender your contract if your contract value is less than $50,000.

WITHDRAWAL CHARGE

During the accumulation phase you can make withdrawals from your contract. When you make a withdrawal, money will be taken first from your purchase payments for purposes of determining withdrawal charges. When your purchase payments have been used up, then we will take the money from your earnings. You will not have to pay any withdrawal charge when you withdraw your earnings.

   The withdrawal charge is for the payment of the expenses involved in selling and distributing the contracts, including sales commissions, printing of prospectuses, sales administration, preparation of sales literature and other promotional activities. If the contract is sold under circumstances that reduce the sales expenses, we may reduce or eliminate the withdrawal charge. For example, a large group of individuals purchasing contracts or an individual who already has a relationship with us may receive such a reduction.

   You can withdraw up to 10% of your total purchase payments each contract year without paying a withdrawal charge. This amount is referred to as the "charge-free amount." If any of the charge-free amount is not used during a contract year, it will be carried over to the next contract year. During the first seven contract years, if your withdrawal of purchase payments is more than the charge-free amount, a

--------------------------------------------------------------------------------
 26

--------------------------------------------------------------------------------

                                                                         PART II
DISCOVERY SELECT PROSPECTUS  SECTIONS 1-9

withdrawal charge will be applied. This charge is based on your contract date.

   The following table shows the percentage of withdrawal charges that would apply:

PERCENTAGE OF APPLICABLE WITHDRAWAL CHARGES
------------------------------------------------------------

During contract year 1              7%
During contract year 2              6%
During contract year 3              5%
During contract year 4              4%
During contract year 5              3%
During contract year 6              2%
During contract year 7              1%
After that                          0%


   Note: As of the beginning of the contract year, you may withdraw up to 10% of the total purchase payments plus any charge-free amount carried over from the previous contract year without charge. There is no withdrawal charge on any amount used to provide income under the Life Annuity with 120 Payments (10 years) Certain Option or for a fixed period of 5 years or more. Surrender charges are waived when a death benefit is paid. There will be a reduction in the withdrawal charge for contracts issued to contractowners whose age is 84 and older.



TAXES ATTRIBUTABLE TO PREMIUM



There are federal, state and local premium based taxes applicable to your purchase payment. We are responsible for the payment of these taxes and may make a deduction from the value of the contract to pay some or all of these taxes. Some of these taxes are due when the contract is issued, others are due when the annuity payments begin. It is our current practice not to deduct a charge for state premium taxes until annuity payments begin. In the states that impose a premium tax, the current rates range up to 3.5%. New York does not, however, currently charge premium taxes. It is also our current practice not to deduct a charge for the federal deferred acquisition costs paid by us that are based on premium received. However, we reserve the right to charge the contractowner in the future for any such deferred acquisition costs and any federal, state or local income, excise, business or any other type of tax measured by the amount of premium received by us.


TRANSFER FEE


You can make 12 free transfers every year. If you make more than 12 transfers in a year (excluding Dollar Cost Averaging and Auto-Rebalancing), we will deduct a transfer fee of $25 for each additional transfer. We will deduct the transfer fee pro-rata from the investment options from which the transfer is made. The transfer fee is deducted before the market value adjustment, if any, is calculated.


COMPANY TAXES

We will pay the taxes on the earnings of the Separate Account. We are not currently charging the Separate Account for taxes. We will periodically review the issue of charging the Separate Account for these taxes, and may impose such a charge in the future.

--------------------------------------------------------------------------------

                                                                         PART II
DISCOVERY SELECT PROSPECTUS  SECTIONS 1-9

        7:

HOW CAN I

        ACCESS MY MONEY?
--------------------------------------------------------------------------------

YOU CAN ACCESS YOUR MONEY BY:

-  MAKING A WITHDRAWAL (EITHER PARTIAL OR COMPLETE); OR

-  ELECTING TO RECEIVE ANNUITY PAYMENTS DURING THE INCOME PHASE.

YOU CAN MAKE WITHDRAWALS ONLY DURING THE ACCUMULATION PHASE


When you make a complete withdrawal, you will receive the value of your contract, less any applicable charges. We will calculate the value of your contract, and charges, if any, as of the date we receive your request in good order at the Prudential Annuity Service Center.


   Unless you tell us otherwise, any partial withdrawal will be made proportionately from all of the affected investment options and interest-rate options you have selected. You will need our consent to make a partial withdrawal if the requested withdrawal is less than $500.

   We will generally pay the withdrawal amount, less any required tax withholding, within seven days after we receive a properly completed withdrawal request. We will deduct applicable charges, and apply a market-value adjustment, if any, from the assets in your contract.

   INCOME TAXES, TAX PENALTIES AND CERTAIN RESTRICTIONS MAY APPLY TO ANY WITHDRAWAL YOU MAKE. FOR A MORE COMPLETE EXPLANATION, SEE SECTION 8 OF THIS PROSPECTUS AND THE TAX DISCUSSION IN THE STATEMENT OF ADDITIONAL INFORMATION.

AUTOMATED WITHDRAWALS

We offer an Automated Withdrawal feature. This feature enables you to receive periodic withdrawals in monthly, quarterly, semiannual or annual intervals. We will process your withdrawals at the end of the business day at the intervals you specify. We will continue at these intervals until you tell us otherwise.

   You can make withdrawals from any designated investment option or proportionally from all investment options. Market-value adjustments may apply. Withdrawal charges may be deducted if the withdrawals in any contract year are more than the charge-free amount. The minimum automated withdrawal amount you can make is $250.


   INCOME TAXES, TAX PENALTIES AND CERTAIN RESTRICTIONS MAY APPLY TO AUTOMATED WITHDRAWALS. FOR A MORE COMPLETE EXPLANATION, SEE SECTION 8 OF THIS PROSPECTUS AND THE TAX DISCUSSION IN THE STATEMENT OF ADDITIONAL INFORMATION.


SUSPENSION OF PAYMENTS OR TRANSFERS

We may be required to suspend or postpone payments made in connection with withdrawals or transfers for any period when:

- The New York Stock Exchange is closed (other than customary weekend and holiday closings);

-  Trading on the New York Stock Exchange is restricted;


- An emergency exists, as determined by the SEC, during which sales of shares of the mutual funds are not feasible or we cannot reasonably value the accumulation units; or


- The Securities and Exchange Commission, by order, permits suspension or postponement of payments for the protection of owners.


We expect to pay the amount of any withdrawal or transfer made from the fixed interest-rate options promptly upon request.


--------------------------------------------------------------------------------
 28

                                                                         PART II
DISCOVERY SELECT PROSPECTUS  SECTIONS 1-9

        8:
WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE

        DISCOVERY SELECT CONTRACT?
--------------------------------------------------------------------------------

The tax considerations associated with the Discovery Select contact vary depending on whether the contract is (i) owned by an individual and not associated with a tax-favored retirement plan, or (ii) held under a tax-favored plan. We discuss the tax considerations for these categories of contracts below. The discussion is general in nature and describes only federal income tax law (not state or other tax laws). It is based on current law and interpretations, which may change. It is not intended as tax advice. A qualified tax adviser should be consulted for complete information and advice.

CONTRACTS OWNED BY INDIVIDUALS (NOT ASSOCIATED WITH TAX FAVORED RETIREMENT
PLANS)

TAXES PAYABLE BY YOU

We believe the contract is an annuity contract for tax purposes. Accordingly, as a general rule, you should not pay any tax until you receive money under the contract.

   Generally, annuity contracts issued by the same company (and affiliates) to you during the same calendar year must be treated as one annuity contract for purposes of determining the amount subject to tax under the rules described below.


TAXES ON WITHDRAWALS AND SURRENDER


If you make a withdrawal from your contract or surrender it before annuity payments begin, the amount you receive will be taxed as ordinary income, rather than as return of purchase payments, until all gain has been withdrawn.


   If you assign or pledge all or part of your contract as collateral for a loan, the part assigned will be treated as a withdrawal. Also, if you elect the interest payment option, you will be treated, for tax purposes, as surrendering your contract.



   If you transfer your contract for less than full consideration, such as by gift, you will trigger tax on the gain in the contract. This rule does not apply if you transfer the contract to your spouse or under most circumstances if you transfer the contract incident to divorce.


TAXES ON ANNUITY PAYMENTS

A portion of each annuity payment you receive will be treated as a partial return of your purchase payments and will not be taxed. The remaining portion will be taxed as ordinary income. Generally, the nontaxable portion is determined by multiplying the annuity payment you receive by a fraction, the numerator of which is your purchase payments (less any amounts previously received tax-free) and the denominator of which is the total expected payments under the contract.


   After the full amount of your purchase payments have been recovered tax-free, the full amount of the annuity payments will be taxable. If annuity payments stop due to the death of the annuitant before the full amount of your purchase payments have been recovered, a tax deduction may be allowed for the unrecovered amount.



TAX PENALTY ON WITHDRAWALS AND ANNUITY PAYMENTS



Any taxable amount you receive under your contract may be subject to a 10 percent tax penalty. Amounts are not subject to this tax penalty if:


-  the amount is paid on or after you reach age 59 1/2 or die;

-  the amount received is attributable to your becoming disabled;

- the amount paid or received is in the form of level annuity payments not less frequently than annually under a lifetime annuity; and

- the amount received is paid under an immediate annuity contract (in which annuity payments begin within one year of purchase).

   If you modify the lifetime annuity payment stream (other than as a result of death or disability) before you reach age 59 1/2 (or before the end of the five year period beginning with the first payment and ending after you reach age
59 1/2), your tax for the year of modification will be increased by the penalty tax that would have been imposed without the exception, plus interest for the deferral.

--------------------------------------------------------------------------------

        8:
TAX CONSIDERATIONS ASSOCIATED WITH THE DISCOVERY SELECT CONTRACT CONTINUED
--------------------------------------------------------------------------------

                                                                         PART II
DISCOVERY SELECT PROSPECTUS  SECTIONS 1-9

TAXES PAYABLE BY BENEFICIARIES


All of the death benefit options are subject to income tax to the extent the distribution exceeds the adjusted basis in the contract and the full value of the contract and the full value of the death benefit is included in the owner's estate. Generally, the same tax rules apply to amounts received by your beneficiary as those set forth above with respect to you. The election of an annuity payment option instead of a lump sum death benefit may defer taxes. Certain minimum distribution requirements apply upon your death, as discussed further below.


WITHHOLDING OF TAX FROM DISTRIBUTIONS

Taxable amounts distributed from your annuity contracts are subject to tax withholding. You may generally elect not to have tax withheld from your payments. These elections must be made on the appropriate forms that we provide.

ANNUITY QUALIFICATION

Diversification and Investor Control In order to qualify for the tax rules applicable to annuity contracts described above, the contract must be an annuity contract for tax purposes. This means that the assets underlying the annuity contract must be diversified, according to certain rules. It also means that we, and not you as the contractowner, must have sufficient control over the underlying assets to be treated as the owner of the underlying assets for tax purposes. We believe these rules, which are further discussed in the Statement of Additional Information, will be met.

Required Distributions Upon Your Death Upon your death (or the death of a joint owner, if earlier), certain distributions must be made under the contract. The required distributions depend on whether you die on or before you start taking annuity payments under the contract or after you start taking annuity payments under the contract.

   If you die on or after the annuity date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death.

   If you die before the annuity date, the entire interest in the contract must be distributed within 5 years after the date of death. However, if an annuity payment option is selected by your designated beneficiary and if annuity payments begin within 1 year of your death, the value of the contract may be distributed over the beneficiary's life or a period not exceeding the beneficiary's life expectancy. Your designated beneficiary is the person to whom ownership of the contract passes by reason of death, and must be a natural person.

   If any portion of the contract is payable to (or for the benefit of) your surviving spouse, such portion of the contract may be continued with your spouse as the owner.

Changes in the Contract We reserve the right to make any changes we deem necessary to assure that the contract qualifies as an annuity contract for tax purposes. Any such changes will apply to all contractowners and you will be given notice to the extent feasible under the circumstances.

ADDITIONAL INFORMATION

You should refer to the Statement of Additional Information if:

- The contract is held by a corporation or other entity instead of by an individual or as agent for an individual.

- Your contract was issued in exchange for a contract containing purchase payments made before August 14, 1982.

-  You are a nonresident alien.

- You transfer your contract to, or designate, a beneficiary who is either 37 1/2 years younger than you or a grandchild.

-  You wish additional information on withholding taxes.

CONTRACTS HELD BY TAX FAVORED PLANS

Currently, the contract may be purchased for use in connection with individual retirement accounts and annuities ("IRAs") which are subject to Sections 408(a),

--------------------------------------------------------------------------------
 30

--------------------------------------------------------------------------------

                                                                         PART II
DISCOVERY SELECT PROSPECTUS  SECTIONS 1-9

408(b) and 408A of the Code. At some future time we may allow the contract to be purchased in connection with other retirement arrangements which are also entitled to favorable federal income tax treatment ("tax favored plans"). These other tax favored plans include:

-  Simplified employee pension plans ("SEPs") under Section 408(k) of the Code;

- Saving incentive match plans for employees-IRAs ("SIMPLE-IRAs") under Section 408(p) of the Code; and

-  Tax-deferred annuities ("TDAs") under Section 403(b) of the Code.

   This description assumes that (i) we will be offering this to both IRA and non-IRA tax favored plans, and (ii) you have satisfied the general requirements for eligibility for these products.

   You should be aware that tax favored plans such as IRAs generally provide tax deferral regardless whether they invest in annuity contracts. This means that when a tax favored plan invests in an annuity contract, it generally does not result in any additional tax deferral benefits.

IRAs If you buy a contract for use as an IRA, we will provide you a copy of the prospectus and the contract. The IRA Disclosure Statement on page 41 contains information about eligibility, contribution limits, tax particulars and other IRA information. In addition to this information (some of which is summarized below), the IRS requires that you have a "free look" after making an initial contribution to the contract. During this time, you can cancel the contract by notifying us in writing, and we will refund all of the purchase payments under the contract (or, if greater, the amount credited under the contract, calculated as of the valuation period that we receive this cancellation notice).


   Contributions Limits/Rollovers: Because of the way the contract is designed, you may only purchase a contract for an IRA in connection with a "rollover" of amounts from a qualified retirement plan or transfer from another IRA. You must make a minimum initial payment of $10,000 to purchase a contract. This minimum is greater than the maximum amount of any annual contribution you may make to an IRA (which is generally $2,000/year). The "rollover" rules under the Code are fairly technical; however, an individual (or his or her surviving spouse) may generally "roll over" certain distributions from tax favored retirement plans (either directly or within 60 days from the date of these distributions) if he or she meets the requirements for distribution. Once you buy the contract, you can make regular IRA contributions under the contract (to the extent permitted by law). However, if you make such regular IRA contributions, you should note that you will not be able to treat the contract as a "conduit IRA," which means that you will not be able subsequently to "roll over" the contract funds originally derived from a qualified retirement plan into another Section 401(a) plan or TDA (although you may be able to transfer the funds to another IRA).


   Required Provisions: Contracts that are IRAs (or endorsements that are part of the contract) must contain certain provisions:

- You, as owner of the contract, must be the "annuitant" under the contract (except in certain cases involving the division of property under a decree of divorce);

-  Your rights as owner are non-forfeitable;

-  You cannot sell, assign or pledge the contract, other than to us;

- The annual premium you pay cannot be greater than $2,000 (which does not include any rollover amounts);

- The date on which annuity payments must begin cannot be later than the April 1st of the calendar year after the calendar year you turn age 70 1/2; and

- Death and annuity payments must meet "minimum distribution requirements" (described below).

   Usually, the full amount of any distribution from an IRA (including a distribution from this contract) which is not a rollover is taxable. As taxable income, these distributions are subject to the general tax withholding rules described earlier. In addition to this normal tax

--------------------------------------------------------------------------------
                                                                              31
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        8:
TAX CONSIDERATIONS ASSOCIATED WITH THE DISCOVERY SELECT CONTRACT CONTINUED
--------------------------------------------------------------------------------

                                                                         PART II
DISCOVERY SELECT PROSPECTUS  SECTIONS 1-9

liability, you may also be liable for the following, depending on your actions:

-  A 10% "early distribution penalty" (described below);

- Liability for "prohibited transactions" if you, for example, borrow against the value of an IRA; or

-  Failure to take a minimum distribution (also generally described below).

SEPs SEPs are a variation on a standard IRA, and contracts issued to a SEP must satisfy the same general requirements described under IRAs (above). There are, however, some differences:


- If you participate in a SEP, you generally do not include into income any employer contributions made to the SEP on your behalf up to the lesser of (a) $35,000 (in 2001) or (b) 15% of the employee's earned income (not including the employer contribution amount as "earned income" for these purposes). However, for these purposes, compensation in excess of certain limits established by IRS will not be considered. In 2001, this limit is $170,000;


- SEPs must satisfy certain participation and nondiscrimination requirements not generally applicable to IRAs; and


- Some SEPs for small employers permit salary deferrals (up to $10,500 in 2001) with the employer making these contributions to the SEP. However, no new "salary reduction" or "SAR-SEPs" can be established after 1996.


   You will also be provided the same information, and have the same "free look" period, as you would have if you were purchasing the contract for a standard IRA.

SIMPLE-IRAs SIMPLE-IRAs are another variation on the standard IRA, available to small employers (under 100 employees, on a "controlled group" basis) that do not offer other tax favored plans. SIMPLE-IRAs are also subject to the same basic IRA requirements with the following exceptions:


- Participants in a SIMPLE-IRA may contribute up to $6,500 (in 2001, indexed), as opposed to the usual $2,000 limit, and employer contributions may also be provided as either a match (up to 3% of your compensation); and


-  SIMPLE -IRAs are not subject to the SEP nondiscrimination rules.


TDAs You may own a TDA generally if you are either an employer or employee of a tax-exempt organization (as defined under Code Section 501(c)(3)) or a public educational organization, you may make contributions to a TDA so long as the employee's rights to the annuity are nonforfeitable. Contributions to a TDA, and any earnings, are not taxable until distribution. You may also make contributions to a TDA under a salary reduction agreement, generally up to a maximum of $10,500 (2001, indexed). Further, you may roll over TDA amounts to another TDA or an IRA.


   A contract may only qualify as a TDA if distributions (other than "grandfathered" amounts held as of December 31, 1988) may be made only on account of:

-  Your attainment of age 59 1/2;

-  Your severance of employment;

-  Your death;

-  Your total and permanent disability; OR

- Hardship (under limited circumstances, and only related to salary deferrals and any earnings attributable to these amounts).

   In any event, you must begin receiving distributions from your TDA by April 1st of the calendar year after the calendar year you turn age 70 1/2 or retire, whichever is later.

   These distribution limits do not apply either to transfers or exchanges of investments under the contract, or to any "direct transfer" of your interest in the contract to another TDA or to a mutual fund "custodial account" described under Code Section 403(b)(7).

   Employer contributions to TDAs are subject to the same general contribution, nondiscrimination, and minimum participation rules applicable to "qualified" retirement plans.


MINIMUM DISTRIBUTION REQUIREMENTS AND PAYMENT OPTION



If you hold the contract under an IRA (or other tax-favored plan), IRS minimum distribution requirements must be satisfied. This means that payments must start by April 1 of the year after the year you reach age 70 1/2 and must be made for each year thereafter. The

--------------------------------------------------------------------------------
 32

--------------------------------------------------------------------------------

                                                                         PART II
DISCOVERY SELECT PROSPECTUS  SECTIONS 1-9


amount of the payment must at least equal the minimum required under the IRS rules. Several choices are available for calculating the minimum amount, including a new method permitted under IRS rules released in January 2001. More information on the mechanics of this calculation is available on request. Please contact us a reasonable time before the IRS deadline so that a timely distribution is made. Please note that there is a 50% IRS penalty tax on the amount of any minimum distribution not made in a timely manner.



   You can use the Minimum Distribution option to satisfy the IRS minimum distribution requirements for this contract without either beginning annuity payments or surrendering the contract. We will send you a check for this minimum distribution amount, less any other partial withdrawals that you made during the year. Please note that the Minimum Distribution option may need to be modified after 2001 to satisfy recently announced changes in IRS rules.



PENALTY FOR EARLY WITHDRAWALS



You may owe a 10% tax penalty on the taxable part of distributions received from an IRA, SEP, SIMPLE-IRA (which may increase to 25%), Roth IRA, TDA or qualified retirement plan before you attain age 59 1/2. There are only limited exceptions to this tax, and you should consult your tax adviser for further details.


WITHHOLDING

The Code requires a mandatory 20% federal income tax withholding for certain distributions from a TDA or qualified retirement plan, unless the distribution is an eligible rollover contribution that is "directly" rolled into another qualified plan, IRA (including the IRA variations described above) or TDA. For all other distributions, unless you elect otherwise, we will withhold federal income tax from the taxable portion of such distribution at an appropriate percentage. The rate of withholding on annuity payments where no mandatory withholding is required is determined on the basis of the withholding certificate that you file with us. If you do not file a certificate, we will automatically withhold federal taxes on the following basis:

- For any annuity payments not subject to mandatory withholding, you will have taxes withheld by us as if you are a married individual, with 3 exemptions; and

-  For all other distributions, you will be withheld at a 10% rate.

   We will provide you with forms and instructions concerning the right to elect that no amount be withheld from payments in the ordinary course. However, you should know that, in any event, you are liable for payment of federal income taxes on the taxable portion of the distributions, and you should consult with your tax advisor to find out more information on your potential liability if you fail to pay such taxes.

ERISA DISCLOSURE/REQUIREMENTS


ERISA (the "Employee Retirement Income Security Act of 1974") and the Code prevents a fiduciary and other "parties in interest" with respect to a plan (and, for these purposes, an IRA would also constitute a "plan") from receiving any benefit from any party dealing with the plan, as a result of the sale of the contract. Administrative exemptions under ERISA generally permit the sale of insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the contract. This information has to do primarily with the fees, charges, discounts and other costs related to the contract, as well as any commissions paid to any agent selling the contract.



   Information about any applicable fees, charges, discounts, penalties or adjustments may be found under "What Are the Expenses Associated with the Discovery Select Contract" starting on page 26. Information about sales representatives and commissions may be found under "Other Information" and "Sale and Distribution of the Contract" on page 34.


   In addition, other relevant information required by the exemptions is contained in the contract and accompanying documentation. Please consult your tax advisor if you have any additional questions.

ADDITIONAL INFORMATION

For additional information about the requirements of federal tax law applicable to tax favored plans, see the "IRA Disclosure Statement" on page 41.

--------------------------------------------------------------------------------

                                                                         PART II
DISCOVERY SELECT PROSPECTUS  SECTIONS 1-9

        9:

OTHER

        INFORMATION
--------------------------------------------------------------------------------

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

Pruco Life Insurance Company of New Jersey is a stock life insurance company organized in 1982 under the laws of the State of New Jersey. Pruco Life of New Jersey is licensed to sell life insurance and annuities in the states of New Jersey and New York and therefore is subject to the insurance laws and regulations of those states where it is licensed to do business. Pruco Life of New Jersey is a wholly-owned subsidiary of Pruco Life Insurance Company, which is a wholly-owned subsidiary of The Prudential Life Insurance Company of America (Prudential), a mutual insurance company founded in 1875 under the laws of the State of New Jersey.

   Pruco Life of New Jersey publishes annual and quarterly reports that are filed with the SEC. These reports contain financial information about Pruco Life of New Jersey that is annually audited by independent accountants. The most recent annual report is contained in the SAI. While Pruco Life of New Jersey's annual report is not ordinarily mailed to contractholders, you can obtain a copy at no cost by calling us at our number listed on the cover. This information, together with all the more current reports filed with the SEC as required by section 15 of the Exchange Act of 1934, is legally a part of this prospectus.


   Pruco Life is a wholly-owned subsidiary of The Prudential Insurance Company of America ("Prudential"), a mutual insurance company founded in 1875 under the laws of the State of New Jersey. Prudential is currently pursuing reorganizing itself into a stock life insurance company through a process known as "demutualization". On July 1, 1998, legislation was enacted in New Jersey that would permit this conversion to occur and that specified the process for conversion. On December 15, 2000, the Board of Directors adopted a plan of reorganization pursuant to that legislation and authorized management to submit an application to the New Jersey Commissioner of Banking and Insurance for approval of the plan. The application was submitted on March 14, 2001. However, demutualization is a complex process and a number of additional steps must be taken before the demutualization can occur, including a public hearing, voting by qualified policyholders, and regulatory approval. Prudential is planning on completing this process in 2001, but there is no certainty that the demutualization will be completed in this timeframe or that the necessary approvals will be obtained. Also it is possible that after careful review, Prudential could decide not to demutualize or could decide to delay its plans. As a general rule, the plan of reorganization provides that, in order for policies or contracts to be eligible for compensation in the demutualization, they must have been in force on the date the Board of Directors adopted the plan, December 15, 2000. If demutualization does occur, all the guaranteed benefits described in your policy or contract would stay the same.


THE SEPARATE ACCOUNT

We have established a separate account, the Pruco Life of New Jersey Flexible Premium Variable Annuity Account (Separate Account), to hold the assets that are associated with the contracts. The Separate Account was established under New Jersey law on May 20, 1996, and is registered with the U.S. Securities and Exchange Commission under the Investment Company Act of 1940, as a unit investment trust, which is a type of investment company. The assets of the Separate Account are held in the name of Pruco Life of New Jersey and legally belong to us. These assets are kept separate from all of our other assets and may not be charged with liabilities arising out of any other business we may conduct. More detailed information about Pruco Life of New Jersey, including its audited financial statements, is provided in the Statement of Additional Information.

SALE AND DISTRIBUTION OF THE CONTRACT

Prudential Investment Management Services LLC ("PIMS"), 100 Mulberry Street, Newark, New Jersey 07102-4077, acts as the distributor of the contracts. PIMS is a wholly-owned subsidiary of Prudential and is a limited liability corporation organized under Delaware

--------------------------------------------------------------------------------
 34

--------------------------------------------------------------------------------

                                                                         PART II
DISCOVERY SELECT PROSPECTUS  SECTIONS 1-9


law in 1996. It is a registered broker-dealer under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc. We pay the broker-dealer whose registered representatives sell the Contract either:



-  a commission of up to 6.25% of your Purchase Payments; or



- a combination of a commission on Purchase Payments and a "trail" commission -- which is a commission determined as a percentage of your Contract Value that is paid periodically over the life of your Contract.



   The commission amount quoted above is the maximum amount which is paid. In most circumstances, the registered representative who sold the contract will receive significantly less.



   From time to time, Prudential or its affiliates may offer and pay non-cash compensation to registered representatives who sell the Contract. For example, Prudential or an affiliate may pay for a training and education meeting that is attended by registered representatives of both Prudential-affiliated broker-dealers and independent broker-dealers. Prudential and its affiliates retain discretion as to which broker-dealers to offer non-cash (and cash) compensation arrangements, and will comply with NASD rules and other pertinent laws in making such offers and payments. Our payment of cash or non-cash compensation in connection with sales of the Contract does not result directly in any additional charge to you.


ASSIGNMENT

You can assign the contract at any time during your lifetime. We will not be bound by the assignment until we receive written notice. We will not be liable for any payment or other action we take in accordance with the contract if that action occurs before we receive notice of the assignment. An assignment, like any other change in ownership, may trigger a taxable event.

   If the contract is issued under a qualified plan, there may be limitations on your ability to assign the contract. For further information please speak to your financial professional.

FINANCIAL STATEMENTS

The financial statements of the Separate Account associated with Discovery Select are included in the Statement of Additional Information.

STATEMENT OF ADDITIONAL INFORMATION

Contents:

-  Company

-  Experts

-  Litigation

-  Legal Opinions

-  Principal Underwriter

-  Determination of Accumulation Unit Values

-  Performance Information

-  Comparative Performance Information

-  Further Information about the Death Benefit

-  Federal Tax Status

-  Financial Information


HOUSEHOLDING



To reduce costs, we now send only a single copy of prospectuses and shareholder reports to each consenting household, in lieu of sending a copy to each contractholder that resides in the household. If you are a member of such a household, you should be aware that you can revoke your consent to householding at any time, and begin to receive your own copy of prospectuses and shareholder reports, by calling 1-877-778-5008.


--------------------------------------------------------------------------------

                                                                         PART II
DISCOVERY SELECT PROSPECTUS  SECTIONS 1-9

ACCUMULATION UNIT VALUES
--------------------------------------------------------------------------------


ACCUMULATION UNIT VALUES: AS A PERCENTAGE OF EACH FUND'S AVERAGE DAILY NET ASSETS
---------------------------------------------------------------------------------------------------------------------------------
                                         ACCUMULATION UNIT VALUE       ACCUMULATION UNIT VALUE       NUMBER OF ACCUMULATION UNITS
                                         AT BEGINNING OF PERIOD           AT END OF PERIOD           OUTSTANDING AT END OF PERIOD
PRUDENTIAL DIVERSIFIED BOND PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         1/24/97* to 12/31/97                   $1.05924                      $1.13525                         4,451,359
         1/1/98 to 12/31/98                     $1.13525                      $1.19977                        28,376,932
         1/1/99 to 12/31/99                     $1.19977                      $1.17457                        45,438,932
         1/1/00 to 12/31/00                     $1.17457                      $1.27085                        45,259,883

PRUDENTIAL DIVERSIFIED CONSERVATIVE GROWTH PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/3/99* to 12/31/99                    $0.99960                      $1.05128                         7,816,513
         1/1/00 to 12/31/00                     $1.05128                      $1.07605                        10,776,781

PRUDENTIAL EQUITY PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         1/24/97* to 12/31/97                   $1.23280                      $1.48518                         9,062,852
         1/1/98 to 12/31/98                     $1.48518                      $1.60144                        27,877,412
         1/1/99 to 12/31/99                     $1.60144                      $1.77642                        38,608,928
         1/1/00 to 12/31/00                     $1.77642                      $1.80930                        36,432,147

PRUDENTIAL GLOBAL PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         1/24/97* to 12/31/97                   $1.20025                      $1.26079                         1,544,582
         1/1/98 to 12/31/98                     $1.26079                      $1.55516                         3,115,243
         1/1/99 to 12/31/99                     $1.55516                      $2.27423                         6,113,646
         1/1/00 to 12/31/00                     $2.27423                      $1.84646                         7,911,406

PRUDENTIAL HIGH YIELD BOND PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         1/24/97* to 12/31/97                   $1.12690                      $1.25972                         5,397,207
         1/1/98 to 12/31/98                     $1.25972                      $1.21296                        23,777,679
         1/1/99 to 12/31/99                     $1.21296                      $1.25119                        28,531,566
         1/1/00 to 12/31/00                     $1.25119                      $1.13618                        28,565,345

PRUDENTIAL MONEY MARKET PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         1/24/97* to 12/31/97                   $1.04778                      $1.08688                         5,366,453
         1/1/98 to 12/31/98                     $1.08688                      $1.12985                        16,317,010
         1/1/99 to 12/31/99                     $1.12985                      $1.16977                        24,579,687
         1/1/00 to 12/31/00                     $1.16977                      $1.22545                        22,639,187

PRUDENTIAL JENNISON PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         1/24/97* to 12/31/97                   $1.19836                      $1.48006                         4,356,135
         1/1/98 to 12/31/98                     $1.48006                      $2.00651                        19,579,080
         1/1/99 to 12/31/99                     $2.00651                      $2.81446                        37,559,381
         1/1/00 to 12/31/00                     $2.81446                      $2.29341                        43,123,474

PRUDENTIAL SMALL CAPITALIZATION STOCK PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         9/1/98* to 12/31/98                    $1.02621                      $1.25353                           514,051
         1/1/99 to 12/31/99                     $1.25353                      $1.39319                         3,488,013
         1/1/00 to 12/31/00                     $1.39319                      $1.55006                         5,540,523
                                                                                            THIS CHART CONTINUES ON THE NEXT PAGE


--------------------------------------------------------------------------------
 36

--------------------------------------------------------------------------------

                                                                         PART II
DISCOVERY SELECT PROSPECTUS  SECTIONS 1-9


ACCUMULATION UNIT VALUES (CONTINUED): AS A PERCENTAGE OF EACH FUND'S AVERAGE DAILY NET ASSETS
---------------------------------------------------------------------------------------------------------------------------------
                                         ACCUMULATION UNIT VALUE       ACCUMULATION UNIT VALUE       NUMBER OF ACCUMULATION UNITS
                                         AT BEGINNING OF PERIOD           AT END OF PERIOD           OUTSTANDING AT END OF PERIOD
PRUDENTIAL STOCK INDEX PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         1/24/97* to 12/31/97                   $1.18151                      $1.48876                         8,543,943
         1/1/98 to 12/31/98                     $1.48876                      $1.88540                        25,485,050
         1/1/99 to 12/31/99                     $1.88540                      $2.24149                        38,786,276
         1/1/00 to 12/31/00                     $2.24149                      $2.01096                        40,625,059
PRUDENTIAL VALUE PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         1/24/97* to 12/31/97                   $1.24933                      $1.66167                         5,978,495
         1/1/98 to 12/31/98                     $1.66167                      $1.59960                        25,310,440
         1/1/99 to 12/31/99                     $1.59960                      $1.77516                        27,398,451
         1/1/00 to 12/31/00                     $1.77516                      $2.02329                        24,717,539
PRUDENTIAL 20/20 FOCUS PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         1/1/99* to 12/31/99                    $0.99960                      $1.17842                         4,526,683
         1/1/00 to 12/31/00                     $1.17842                      $1.09942                         7,425,122
AIM VI GROWTH AND INCOME FUND
---------------------------------------------------------------------------------------------------------------------------------
         1/24/97* to 12/31/97                   $1.08005                      $1.28644                         2,414,429
         1/1/98 to 12/31/98                     $1.28644                      $1.61976                         5,636,579
         1/1/99 to 12/31/99                     $1.61976                      $2.14458                         8,448,068
         1/1/00 to 12/31/00                     $2.14458                      $1.80711                         9,720,950
AIM VI VALUE FUND
---------------------------------------------------------------------------------------------------------------------------------
         1/24/97* to 12/31/97                   $1.06636                      $1.27997                         2,687,877
         1/1/98 to 12/31/98                     $1.27997                      $1.67125                         6,623,349
         1/1/99 to 12/31/99                     $1.67125                      $2.14096                        13,867,703
         1/1/00 to 12/31/00                     $2.14096                      $1.80208                        18,081,829
ALLIANCE PREMIER GROWTH
---------------------------------------------------------------------------------------------------------------------------------
         5/1/00* to 12/31/00                    $1.01651                      $0.79874                         1,767,797
AMERICAN CENTURY VP VALUE FUND
---------------------------------------------------------------------------------------------------------------------------------
         9/1/98* to 12/31/98                    $1.02098                      $1.17305                           122,871
         1/1/99 to 12/31/99                     $1.17305                      $1.14715                         2,092,340
         1/1/00 to 12/31/00                     $1.14715                      $1.33658                         3,271,112
CREDIT SUISSE WARBURG PINCUS TRUST GLOBAL POST-VENTURE CAPITAL PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         1/24/97* to 12/31/97                   $0.98396                      $1.07018                           624,929
         1/1/98 to 12/31/98                     $1.07018                      $1.12410                         1,555,894
         1/1/99 to 12/31/99                     $1.12410                      $1.81263                         2,104,691
         1/1/00 to 12/31/00                     $1.81263                      $1.44905                         3,551,598
DAVIS VALUE PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/1/00* to 12/31/00                    $1.01069                      $0.99182                         3,277,583
FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
----------------------------------------------------------------
FRANKLIN SMALL CAP INVESTMENTS FUND--CLASS 2
---------------------------------------------------------------------------------------------------------------------------------
         9/1/98* to 12/31/98                    $1.00945                      $1.24477                           253,350
         1/1/99 to 12/31/99                     $1.24477                      $2.14040                         1,955,833
         1/1/00 to 12/31/00                     $2.14040                      $1.76141                         4,980,000
                                                                                            THIS CHART CONTINUES ON THE NEXT PAGE


--------------------------------------------------------------------------------

ACCUMULATION UNIT VALUES CONTINUED
--------------------------------------------------------------------------------

                                                                         PART II
DISCOVERY SELECT PROSPECTUS  SECTIONS 1-9


ACCUMULATION UNIT VALUES (CONTINUED): AS A PERCENTAGE OF EACH FUND'S AVERAGE DAILY NET ASSETS
---------------------------------------------------------------------------------------------------------------------------------
                                         ACCUMULATION UNIT VALUE       ACCUMULATION UNIT VALUE       NUMBER OF ACCUMULATION UNITS
                                         AT BEGINNING OF PERIOD           AT END OF PERIOD           OUTSTANDING AT END OF PERIOD
JANUS ASPEN SERIES GROWTH PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         1/24/97* to 12/31/97                   $1.04112                      $1.22056                         2,360,624
         1/1/98 to 12/31/98                     $1.22056                      $1.63278                         6,145,905
         1/1/99 to 12/31/99                     $1.63278                      $2.31865                        13,375,166
         1/1/00 to 12/31/00                     $2.31865                      $1.95266                        18,498,576

JANUS ASPEN SERIES INTN'L GROWTH PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         1/24/97* to 12/31/97                   $1.07728                      $1.23121                         3,626,939
         1/1/98 to 12/31/98                     $1.23121                      $1.42337                         7,490,614
         1/1/99 to 12/31/99                     $1.42337                      $2.55865                        10,899,400
         1/1/00 to 12/31/00                     $2.55865                      $2.12110                        14,820,457

MFS EMERGING GROWTH SERIES
---------------------------------------------------------------------------------------------------------------------------------
         1/24/97* to 12/31/97                   $0.99843                      $1.15186                         2,636,905
         1/1/98 to 12/31/98                     $1.15186                      $1.52386                         8,147,991
         1/1/99 to 12/31/99                     $1.52386                      $2.65585                        11,792,762
         1/1/00 to 12/31/00                     $2.65585                      $2.10566                        15,272,415

MFS RESEARCH SERIES
---------------------------------------------------------------------------------------------------------------------------------
         1/24/97* to 12/31/97                   $1.05478                      $1.21695                         2,159,262
         1/1/98 to 12/31/98                     $1.21695                      $1.48048                         4,582,935
         1/1/99 to 12/31/99                     $1.48048                      $1.81149                         5,510,866
         1/1/00 to 12/31/00                     $1.81149                      $1.69985                         5,861,621

OCC ACCUMULATION TRUST MANAGED PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         1/24/97* to 12/31/97                   $1.08859                      $1.26668                         7,302,011
         1/1/98 to 12/31/98                     $1.26668                      $1.34022                        21,770,163
         1/1/99 to 12/31/99                     $1.34022                      $1.38780                        23,288,748
         1/1/00 to 12/31/00                     $1.38780                      $1.50197                        19,918,367

OCC ACCUMULATION TRUST SMALL CAP PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         1/24/97* to 12/31/97                   $1.05425                      $1.26710                         2,630,491
         1/1/98 to 12/31/98                     $1.26710                      $1.13668                         6,811,750
         1/1/99 to 12/31/99                     $1.13668                      $1.10051                         7,804,349
         1/1/00 to 12/31/00                     $1.10051                      $1.56487                         7,859,955

T. ROWE PRICE EQUITY INCOME PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         1/24/97* to 12/31/97                   $1.07051                      $1.33212                         3,846,266
         1/1/98 to 12/31/98                     $1.33212                      $1.43277                         9,576,908
         1/1/99 to 12/31/99                     $1.43277                      $1.46583                        11,645,491
         1/1/00 to 12/31/00                     $1.46583                      $1.63398                        11,413,962

T. ROWE PRICE INTN'L SERIES--INTN'L STOCK PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         1/24/97* to 12/31/97                   $1.02164                      $1.05690                         1,286,791
         1/1/98 to 12/31/98                     $1.05690                      $1.20747                         2,623,440
         1/1/99 to 12/31/99                     $1.20747                      $1.58765                         3,593,199
         1/1/00 to 12/31/00                     $1.58765                      $1.28651                         4,135,787


* Commencement of Business

--------------------------------------------------------------------------------
 38

                                                                         PART II
DISCOVERY SELECT PROSPECTUS  SECTIONS 1-9

MARKET-VALUE
        ADJUSTMENT FORMULA
--------------------------------------------------------------------------------

MARKET-VALUE ADJUSTMENT FORMULA

The Market-Value Adjustment, which is applied to withdrawals and transfers made at any time other than the 30-day period following the end of an interest rate period, involves three amounts:

1) The number of whole months remaining in the existing interest rate period.

2) The guaranteed interest rate.

3) The interest rate that Pruco Life declares for a duration of one year longer than the number of whole years remaining on the existing cell being withdrawn from.

STATED AS A FORMULA, THE MARKET VALUE IS EQUAL TO:
(M/12) X (R-C)

   not to exceed +0.40 or be less than -0.40; where,

-----------------------------------------------------
M    =    the number of whole months (not to be less
          than one) remaining in the interest-rate
          period
R    =    the Contract's guaranteed interest-rate
          expressed as a decimal. Thus 6.2% is
          converted to 0.062.
C    =    the interest-rate, expressed as a decimal,
          that Pruco Life declares for a duration
          equal to the number of whole years
          remaining in the present interest-rate
          period, plus 1 year as of the date the
          request for a withdrawal or transaction is
          received
-----------------------------------------------------

The Market-Value Adjustment is then equal to the Market Value Factor multiplied by the amount subject to a Market-Value Adjustment.

STEP BY STEP

The steps below explain how a market-value adjustment is calculated.

STEP 1: Divide the number of whole months left in the existing interest rate period (not to be less than one) by 12.

STEP 2: Divide the interest rate Pruco Life declares on the date the request for withdrawal or transfer is received for a duration of years equal to the whole number of years determined in Step 1, plus 1 additional year. Subtract this interest rate from the guaranteed interest rate. The result could be negative.

STEP 3: Multiply the results of Step 1 and Step 2. Again, the result could be negative. If the result is less than -0.4, use the value -0.4. If the result is in between -0.4 and 0.4, use the actual value. If the result is more than 0.4, use the value 0.4.

STEP 4: Multiply the result of Step 3 (which is the Market Value Factor) by the value of the amount subject to a Market-Value Adjustment. The result is the Market-Value Adjustment.

STEP 5: The result of Step 4 is added to the interest cell. If the Market-Value Adjustment is positive, the interest cell will go up in value. If the Market-Value Adjustment is negative, the interest cell will go down in value.

   Depending upon when the withdrawal request is made, a withdrawal charge may apply.

   The following example will illustrate the application of a market-value adjustment and the determination of the withdrawal charge:

Suppose a contractowner made two invested purchase payments, the first in the amount of $10,000 on December 1, 1995, all of which was allocated to the Equity Subaccount, and the second in the amount of $5,000 on October 1, 1997, all of which was allocated to the MVA Option with a guaranteed interest rate of 8% (0.08) for 7 years. A request for withdrawal of $8,500 is made on February 1, 2000 (the contract owner does not provide any withdrawal instructions). On that date the amount in the Equity Subaccount is equal to $12,000 and the amount in the interest cell with a maturity date of September 30, 2004 is $5,985.23, so that the contract fund on that date is equal to $17,985.23.

   On February 1, 2000, the interest rates declared by Pruco Life for the duration of 5 Years (4 whole years remaining until September 30, 2004, plus 1 year) is 11%.

--------------------------------------------------------------------------------

MARKET-VALUE ADJUSTMENT FORMULA CONTINUED
--------------------------------------------------------------------------------

                                                                         PART II
DISCOVERY SELECT PROSPECTUS  SECTIONS 1-9

The following computations would be made:

1) Calculate the Contract Fund value as of the effective date of the transaction. This would be $17,985.23.

2) Calculate the charge-free amount (the amount of the withdrawal that is not subject to a withdrawal charge).

   DATE     PAYMENT   FREE
   -------------------------
   12/1/95  $10,000   $1,000
   12/1/96            $2,000
   10/1/97  $5,000    $2,500
   12/1/97            $4,000
   12/1/98            $5,500
   12/1/99            $7,000

   The charge-free amount in the fifth Contract year is 10% of $15,000 (total purchase payments) plus $5,500 (the charge-free amount available in the fourth Contract year) for a total of $7,000.

3) Since the withdrawal request is in the fifth Contract year, a 3% withdrawal charge rate applies to any portion of the withdrawal which is not charge-free.

    --------------------------------------------
     $8,500.00  requested withdrawal amount
    -$7,000.00  charge-free
    --------------------------------------------
     $1,500.00  additional amount needed to
                complete withdrawal

   The Contract provides that the Contract Fund will be reduced by an amount which, when reduced by the withdrawal charge, will equal the amount requested. Therefore, in order to produce the amount needed to complete the withdrawal request ($1,500), we must "gross-up" that amount, before applying the withdrawal charge rate. This is done by dividing by 1 minus the withdrawal charge rate.
   -----------------------------------------------------------

     $1,500.00 / (1-.03) =
     $1,500.00 / 0.97 = $1,546.39 grossed-up amount

   Please note that a 3% withdrawal charge on this grossed-up amount reduces it to $1,500, the balance needed to complete the request.

    --------------------------------------------
     $1,546.39  grossed-up amount
    X      .03  withdrawal charge rate
    --------------------------------------------
        $46.39  withdrawal charge

4) The Market Value Factor is determined as described in steps 1 through 5, above. In this case, it is equal to 0.08 (8% is the guaranteed rate in the existing cell) minus 0.11 (11% is the interest-rate that would be offered for an interest cell with a duration of the remaining whole years plus 1), which is -0.03, multiplied by 4.58333 (55 months remaining until September 30, 2004, divided by 12) or -0.13750. Thus, there will be a negative Market-Value Adjustment of 14% of the amount in the interest cell that is subject to the adjustment.

    --------------------------------------------
          -0.13750 X $5,985.23 =
       -822.97  negative MVA
     $5,985.23  unadjusted value
    --------------------------------------------
     $5,162.26  adjusted value
    $12,000.00  equity value
    --------------------------------------------
    $17,162.26  adjusted contract fund

5) The total amount to be withdrawn, $8,546.39, (sum of the surrender charge, $46.39, and the requested withdrawal amount of $8,500) is apportioned over all accounts making up the Contract Fund following the Market-Value Adjustments, if any, associated with the MVA option.

    ------------------------------------------------
    Equity
    ($12,000/$17,162.26) X $8,546.39 =    $5,975.71
    ------------------------------------------------
    7-Yr MVA
    ($5,162.26/$17,162.26) X $8,546.39 =  $2,570.68
                                          ---------
                                          $8,546.39

6) The adjusted value of the interest cell, $5,162.26, reduced by the withdrawal of $2,570.68 leaves $2,591.58. This amount must be "unadjusted" by dividing it by 0.86250 (1 plus the Market-Value Adjustment of -0.13750) to determine the amount remaining in the interest cell to which the guaranteed interest-rate of 8% will continue to be credited until September 30, 2004 or a subsequent withdrawal. That amount is $3,004.73.

--------------------------------------------------------------------------------
 40

                                                                         PART II
DISCOVERY SELECT PROSPECTUS  SECTIONS 1-9

IRA DISCLOSURE STATEMENT
--------------------------------------------------------------------------------

This statement is designed to help you understand the requirements of federal tax law which apply to your individual retirement annuity (IRA), your Roth IRA, your simplified employee pension IRA (SEP) for employer contributions, your Savings Incentive Match Plan for Employees (SIMPLE) IRA, or to one you purchase for your spouse. You can obtain more information regarding your IRA either from your sales representative or from any district office of the Internal Revenue Service. Those are federal tax law rules; state tax laws may vary.

FREE LOOK PERIOD

The annuity contract offered by this prospectus gives you the opportunity to return the contract for a full refund within 10 days (or whatever period is required by applicable state law) after it is delivered. This is a more liberal provision than is required in connection with IRAs. To exercise this "free-look" provision, return the contract to the representative who sold it to you or to the Prudential Annuity Service Center at the address shown on the first page of this prospectus.

ELIGIBILITY REQUIREMENTS

IRAs are intended for all persons with earned compensation whether or not they are covered under other retirement programs. Additionally, if you have a non-working spouse (and you file a joint tax return), you may establish an IRA on behalf of your non-working spouse. A working spouse may establish his or her own IRA. A divorced spouse receiving taxable alimony (and no other income) may also establish an IRA.

CONTRIBUTIONS AND DEDUCTIONS


Contributions to your IRA will be deductible if you are not an "active participant" in an employer maintained qualified retirement plan or you have "Adjusted Gross Income" (as defined under Federal tax laws) which does not exceed the "applicable dollar limit." IRA (or SEP) contributions must be made by no later than the time you file your income tax return for that year. For a single taxpayer, the applicable dollar limitation is $33,000 (in 2001), with the amount of IRA contribution which may be deducted reduced proportionately for Adjusted Gross Income between $33,000-$43,000. For married couples filing jointly, the applicable dollar limitation is $53,000, with the amount of IRA contribution which may be deducted reduced proportionately for Adjusted Gross Income between $53,000-$63,000. There is no deduction allowed for IRA contributions when Adjusted Gross Income reaches $43,000 for individuals and $63,000 for married couples filing jointly. These amounts are for 2001. Income limits are scheduled to increase until 2006 for single taxpayers and 2007 for married taxpayers.



   Contributions made by your employer to your SEP are excludable from your gross income for tax purposes in the calendar year for which the amount is contributed. Certain employees who participate in a SEP will be entitled to elect to have their employer make contributions to their SEP on their behalf or to receive the contributions in cash. If the employee elects to have contributions made on the employee's behalf to the SEP, those funds are not treated as current taxable income to the employee. Elective deferrals under a SEP are subject to an inflation-adjusted limit, which is $10,500 in 2001. Salary-reduction SEPs (also called "SARSEPs") are available only if at least 50% of the employees elect to have amounts contributed to the SARSEP and if the employer has 25 or fewer employees at all times during the preceding year. New SARSEPs may not be established after 1996.


   The IRA maximum annual contribution and your tax deduction is limited to the lesser of: (1) $2,000 or (2) 100% of your earned compensation. Contributions in excess of the deduction limits may be subject to penalty. See below.


   Under a SEP agreement, the maximum annual contribution which your employer may make on your behalf to a SEP contract that is excludable from your income is the lesser of 15% of your salary or $25,500 (in 2001). An employee who is a participant in a SEP agreement may make after-tax contributions to the SEP contract, subject to the contribution limits applicable to IRAs in general. Those employee contributions will be deductible subject to the deductibility rules described above.


--------------------------------------------------------------------------------

IRA DISCLOSURE STATEMENT continued
--------------------------------------------------------------------------------

                                                                         PART II
DISCOVERY SELECT PROSPECTUS  SECTIONS 1-9

   The maximum tax deductible annual contribution that a divorced spouse with no other income may make to an IRA is the lesser of (1) $2,000 or (2) 100% of taxable alimony.

   If you or your employer should contribute more than the maximum contribution amount to your IRA or SEP, the excess amount will be considered an "excess contribution." You are permitted to withdraw an excess contribution from your IRA or SEP before your tax filing date without adverse tax consequences. If, however, you fail to withdraw any such excess contribution before your tax filing date, a 6% excise tax will be imposed on the excess for the tax year of contribution.

   Once the 6% excise tax has been imposed, an additional 6% penalty for the following tax year can be avoided if the excess is (1) withdrawn before the end of the following year, or (2) treated as a current contribution for the following year. (See Premature Distributions below for penalties imposed on withdrawal when the contribution exceeds $2,000.)

IRA FOR NON-WORKING SPOUSE

If you establish an IRA for yourself, you may also be eligible to establish an IRA for your "non-working" spouse. In order to be eligible to establish such a spousal IRA, you must file a joint tax return with your spouse and, if your non-working spouse has compensation, his/her compensation must be less than your compensation for the year. Contributions of up to $2,000 each may be made to your IRA and the spousal IRA if the combined compensation of you and your spouse is at least equal to the amount contributed. If requirements for deductibility (including income levels) are met, you will be able to deduct an amount equal to the least of (i) the amount contributed to the IRAs; (ii) $4,000; or (iii) 100% of your combined gross income.

   Contributions in excess of the contribution limits may be subject to penalty. See above under "Contributions and Deductions." If you contribute more than the allowable amount, the excess portion will be considered an excess contribution. The rules for correcting it are the same as discussed above for regular IRAs.

   Other than the items mentioned in this section, all of the requirements generally applicable to IRAs are also applicable to IRAs established for non-working spouses.

ROLLOVER CONTRIBUTION

Once every year, you are permitted to withdraw any portion of the value of your IRA or SEP and reinvest it in another IRA or bond. Withdrawals may also be made from other IRAs and contributed to this contract. This transfer of funds from one IRA to another is called a "rollover" IRA. To qualify as a rollover contribution, the entire portion of the withdrawal must be reinvested in another IRA within 60 days after the date it is received. You will not be allowed a tax-deduction for the amount of any rollover contribution.

   A similar type of rollover to an IRA can be made with the proceeds of a qualified distribution from a qualified retirement plan or tax-sheltered annuity. Properly made, such a distribution will not be taxable until you receive payments from the IRA created with it. Unless you were a self-employed participant in the distributing plan, you may later roll over such a contribution to another qualified retirement plan as long as you have not mixed it with IRA (or SEP) contributions you have deducted from your income. (You may roll less than all of a qualified distribution into an IRA, but any part of it not rolled over will be currently includable in your income without any capital gains treatment.)

DISTRIBUTIONS

(a) PREMATURE DISTRIBUTIONS


At no time can your interest in your IRA or SEP be forfeited. To insure that your contributions will be used for retirement, the federal tax law does not permit you to use your IRA or SEP as security for a loan. Furthermore, as a general rule, you may not sell or assign your interest in your IRA or SEP to anyone. Use of an IRA (or SEP) as security or assignment of it to another will invalidate the entire annuity. It then will be includable in your income in the year it is invalidated and will be subject to a 10% tax penalty if you are not at least age 59 1/2 or totally disabled. (You may, however, assign your IRA or SEP without penalty to your former


--------------------------------------------------------------------------------
 42

--------------------------------------------------------------------------------

                                                                         PART II
DISCOVERY SELECT PROSPECTUS  SECTIONS 1-9

spouse in accordance with the terms of a divorce decree.)

   You may surrender any portion of the value of your IRA (or SEP). In the case of a partial surrender which does not qualify as a rollover, the amount withdrawn will be includable in your income and subject to the 10% penalty if you are not at least age 59 1/2 or totally disabled unless you comply with special rules requiring distributions to be made at least annually over your life expectancy.


   The 10% tax penalty does not apply to the withdrawal of an excess contribution as long as the excess is withdrawn before the due date of your tax return. Withdrawals of excess contributions after the due date of your tax return will generally be subject to the 10% penalty unless the excess contribution results from erroneous information from a plan trustee making an excess rollover contribution or unless you are over age 59 1/2 or are disabled.



(b) DISTRIBUTION AFTER AGE 59 1/2



Once you have attained age 59 1/2 (or have become totally disabled), you may elect to receive a distribution of your IRA (or SEP) regardless of when you actually retire. In addition, you must commence distributions from your IRA by April 1 following the year you attain age 70 1/2. You may elect to receive the distribution under any one of the periodic payment options available under the contract. The distributions from your IRA under any one of the period payment options or in one sum will be treated as ordinary income as you receive them to the degree that you have made deductible contributions. If you have made both deductible and nondeductible contributions, the portion of the distribution attributable to the nondeductible contribution will be tax-free.


(c) INADEQUATE DISTRIBUTIONS--50% TAX


Your IRA or SEP is intended to provide retirement benefits over your lifetime. Thus, federal tax law requires that you either (1) receive a lump-sum distribution of your IRA by April 1 of the year following the year in which you attain age 70 1/2 or (2) start to receive periodic payments by that date. If you elect to receive periodic payments, those payments must be sufficient to pay out the entire value of your IRA during your life expectancy (or over the joint life expectancies of you and your spouse/beneficiary.) The calculation method is revised under the IRS proposed regulations for distributions beginning in 2002 and are optional for distributions in 2001. If the payments are not sufficient to meet these requirements, an excise tax of 50% will be imposed on the amount of any underpayment.


(d) DEATH BENEFITS


If you, (or your surviving spouse) die before receiving the entire value of your IRA (or SEP), the remaining interest must be distributed to your beneficiary (or your surviving spouse's beneficiary) in one lump-sum within 5 years of death, or applied to purchase an immediate annuity for the beneficiary. This annuity must be payable over the life expectancy of the beneficiary beginning by December 31 of the year following the year after your or your spouse's death. If your spouse is the designated beneficiary, he or she is treated as the owner of the IRA. If minimum required distributions have begun, the entire amount must be distributed at least as rapidly as if the owner had survived. A distribution of the balance of your IRA upon your death will not be considered a gift for federal tax purposes, but will be included in your gross estate for purposes of federal estate taxes.


ROTH IRAS


Section 408A of the Tax Code permits eligible individuals to contribute to a type of IRA known as a "Roth IRA." Contributions may be made to a Roth IRA by taxpayers with adjusted gross incomes of less than $160,000 for married individuals filing jointly and less than $110,000 for single individuals. Married individuals filing separately are not eligible to contribute to a IRA. The maximum amount of contributions allowable for any taxable year to all Roth IRAs maintained by an individual is generally the lesser of $2,000 and 100% of compensation for that year (the $2,000 limit is phased out for incomes between $150,000 and $160,000 for married and between $95,000 and $110,000 for singles). The contribution

--------------------------------------------------------------------------------

IRA DISCLOSURE STATEMENT CONTINUED
--------------------------------------------------------------------------------

                                                                         PART II
DISCOVERY SELECT PROSPECTUS  SECTIONS 1-9


limit is reduced by the amount of any contributions made to a traditional IRA. Contributions to a Roth IRA are not deductible.



   For taxpayers with adjusted gross income of $100,000 or less, all or part of amounts in a traditional IRA may be converted, transferred or rolled over to a Roth IRA. Some or all of the IRA value will typically be includable in the taxpayer's gross income. If such a rollover, transfer or conversion occurred before January 1, 1999, the portion of the amount includable in gross income must be included in income ratably over the next four years beginning with the year in which the transaction occurred. Provided a rollover contribution meets the requirements of IRAs under Section 408(d)(3) of the Code, a rollover may be made from a Roth IRA to another Roth IRA.


   UNDER SOME CIRCUMSTANCES, IT MAY NOT BE ADVISABLE TO ROLL OVER, TRANSFER OR CONVERT ALL OR PART OF A NON-ROTH IRA TO A ROTH IRA. PERSONS CONSIDERING A ROLLOVER, TRANSFER OR CONVERSION SHOULD CONSULT THEIR OWN TAX ADVISOR.


   "Qualified distributions" from a Roth IRA are excludable from gross income. A "qualified distribution" is a distribution that satisfies two requirements: (1) the distribution must be made (a) after the owner of the IRA attains age 59 1/2;
(b) after the owner's death; (c) due to the owner's disability; or (d) for a qualified first time homebuyer distribution within the meaning of Section 72(t)(2)(F) of the Code; and (2) the distribution must be made in the year that is at least five tax years after the first year for which a contribution was made to any Roth IRA established for the owner or five years after a rollover, transfer, or conversion was made from a traditional IRA to a Roth IRA. Distributions from a Roth IRA that are not qualified distributions will be treated as made first from contributions and then from earnings, and taxed generally in the same manner as distributions from a traditional IRA.


   Distributions from a Roth IRA need not commence at age 70 1/2. However, if the owner dies before the entire interest in a Roth IRA is distributed, any remaining interest in the contract must be distributed by December 31 of the calendar year containing the fifth anniversary of the owner's death subject to certain exceptions.

REPORTING TO THE IRS

Whenever you are liable for one of the penalty taxes discussed above (6% for excess contributions, 10% for premature distributions or 50% for underpayments), you must file Form 5329 with the Internal Revenue Service. The form is to be attached to your federal income tax return for the tax year in which the penalty applies. Normal contributions and distributions must be shown on your income tax return for the year to which they relate.

--------------------------------------------------------------------------------
 44

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

                       This page intentionally left blank

PART III PROSPECTUSES
--------------------------------------------------------------------------------
VARIABLE INVESTMENT OPTIONS

                               [ROCKWELL GRAPHIC]

                       This page intentionally left blank

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Incorporated by reference to Part II, Item 2 or Part II, Item 5 of the Registrant's most recently filed report on Form 10-Q or 10-K, respectively.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS


         The Registrant, in connection with certain affiliates, maintains various insurance coverages under which the underwriter and certain affiliated persons may be insured against liability which may be incurred in such capacity, subject to the terms, conditions and exclusions of the insurance policies.


         New Jersey, being the state of organization of Pruco Life Insurance Company of New Jersey ("PLNJ") permits entities organized under its jurisdiction to indemnify directors and officers with certain limitations. The relevant provisions of New Jersey law permitting indemnification can be found in Section 14A:3-5 of the New Jersey Statutes Annotated. The text of PLNJ's By-Law Article V, which relates to indemnification of officers and directors, is incorporated by reference to Exhibit 3(ii) to its Form 10-Q filed August 15, 1997.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 16. EXHIBITS

(a) Exhibits

(1) (a) Form of Distribution Agreement between Prudential Investment Management Services LLC (Underwriter) and Pruco Life Insurance Company of New Jersey (Depositor). (Note 5)

(4)  Discovery Select Variable Annuity Contract (Note 3)

(5)  Opinion of Counsel as to legality of the securities being registered.
     (Note 1)

(23) Written consent of PricewaterhouseCoopers LLP, Independent accountants (Note 1)

(24) Powers of Attorney.

     (a)  Ira J. Kleinman, Esther H. Milnes, I. Edward Price. (Note 7)

     (b)  James J. Avery, Jr. (Note 4)

     (c)  David R. Odenath, Jr. (Note 7)

     (d)  William J. Eckert, IV (Note 7)

     (e)  Ronald P. Joelson (Note 8)

----------
(Note 1)    Filed herewith.

(Note 2) Incorporated by reference to Post-Effective Amendment No. 12 to Form S-1, Registration No. 33-20018, filed on or about April 15, 1999 on behalf of the Pruco Life of New Jersey Variable Contract Real Property Account.

(Note 3) Incorporated by reference to Registration Statement No. 333-18053 filed on Form S-1 filed December 17, 1996, on behalf of Pruco Life Insurance Company of New Jersey.

(Note 4) Incorporated by reference to Post-Effective Amendment No. 10 to Form S-1, Registration No. 33-20018, filed April 9, 1998 on behalf of the Pruco Life of New Jersey Variable Contract Real Property Account.

(Note 5) Incorporated by reference to Registration No.333-18053 filed on Form S-1 filed April 16, 1999, on behalf of Pru Life Insurance Company of New Jersey.

(Note 6) Incorporated by reference to Post-Effective Amendment No. 10 to Form S-1, Registration No. 33-20018 filed April 10, 2000 on behalf of the Pruco Life of New Jersey Variable Contract Real Property Account.

(Note 7) Incorporated by reference to Form S-6, Registration No. 333-49334, filed February 8, 2001 on behalf of the Pruco Life of New Jersey Variable Appreciable Account.

(Note 8) Incorporated by reference to Post-Effective Amendment No. 14 to Form S-1, Registration Statement No. 33-20018, filed April 10, 2001 on behalf of the Pruco Life of New Jersey Variable Contract Real Property Account.


ITEM 17.    UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)  Insofar as indemnification for liabilities arising under the Securities
     Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on the 19th day of April, 2001.

                                  PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

                                  (Registrant)

                                   By:  /s/ ESTHER H. MILNES
                                       ------------------------
                                            ESTHER H. MILNES
                                            PRESIDENT
         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and the date indicated.

            SIGNATURE AND TITLE
            -------------------

         /s/  *                                            April 19, 2001

              JAMES J. AVERY JR.
              CHAIRMAN OF THE BOARD
              AND DIRECTOR

         /s/  *                                   *By:  /s/   CLIFFORD E. KIRSCH
         ---------------------------                   -------------------------
              ESTHER H. MILNES                                CLIFFORD E. KIRSCH
              PRESIDENT AND DIRECTOR                          (ATTORNEY-IN-FACT)

         /s/  *
         ---------------------------
              WILLIAM J. ECKERT, IV
              VICE PRESIDENT AND CHIEF ACCOUNTING OFFICER
              (PRINCIPAL FINANCIAL AND CHIEF ACCOUNTING OFFICER)




         ---------------------------
              RONALD P. JOELSON
              DIRECTOR


         /s/  *
         ---------------------------
              IRA J. KLEINMAN
              DIRECTOR

         /s/  *
         ---------------------------
              I. EDWARD PRICE
              DIRECTOR

         /s/  *
         ---------------------------
              DAVID R. ODENATH, JR.
              DIRECTOR

                                  EXHIBIT INDEX

  (5) Opinion of Counsel

 (23) (a)  Consent of PricewaterhouseCoopers LLP, independent accountants